                                 EXHIBIT 10.119



             LEASE AGREEMENT WITH ZURICH AMERICAN INSURANCE COMPANY
                         FOR THE WINDY POINT II BUILDING

                          WINDY POINT OF SCHAUMBURG II


                                  OFFICE LEASE
                                 [Build-to-Suit]

                                     BETWEEN


                          WINDY POINT OF SCHAUMBURG LLC
                                   as Landlord


                                       AND


                        ZURICH AMERICAN INSURANCE COMPANY
                                    as Tenant



Dated: May 6, 2000

                                TABLE OF CONTENTS
                                -----------------

1.   DEMISE AND TERM. .....................................................    1
     A.   Demise and Term .................................................    1
          ---------------
     B.   Determination of the Premises. ..................................    1
          -----------------------------

2.   RENT. ................................................................    2
     A.   Definitions. ....................................................    2
          -----------
     B.   Components of Rent. .............................................    5
          ------------------
     C.   Payment of Rent. ................................................    6
          ---------------
     D.   Caps on Expenses and Taxes. .....................................    7
          --------------------------

3.   USE. .................................................................    8

4.   CONDITION OF PREMISES. ...............................................    8
     A.   Initial Condition ...............................................    8
          -----------------
     B.   Americans With Disabilities Act .................................    9
          -------------------------------

5.   BUILDING SERVICES. ...................................................   10
     A.   Basic Services. .................................................   10
          --------------
     B.   Electricity. ....................................................   10
          -----------
     C.   Telephones. .....................................................   11
          ----------
     D.   Additional Services. ............................................   11
          -------------------
     E.   Failure or Delay in Furnishing Services. ........................   12
          ---------------------------------------

6.   RULES AND REGULATIONS. ...............................................   12

7.   CERTAIN RIGHTS RESERVED TO LANDLORD. .................................   12

8.   MAINTENANCE AND REPAIRS. .............................................   13

9.   ALTERATIONS. .........................................................   14
     A.   Requirements. ...................................................   14
          ------------
     B.   Liens. ..........................................................   15
          -----
     C.   Union Labor. ....................................................   15
          -----------

10.  INSURANCE. ...........................................................   15
     A.   Tenant's Insurance. .............................................   15
          ------------------
     B.   Landlord's Insurance. ...........................................   16
          --------------------
     C.   Mutual Waiver of Subrogation. ...................................   16
          ----------------------------

11.  WAIVER AND INDEMNITY. ................................................   17
     A.   Tenant's Waiver. ................................................   17
          ---------------

      B.    Tenant's Indemnity. .................................................   17
            ------------------
      C.    Landlord's Waiver. ..................................................   17
            -----------------
      D.    Landlord's Indemnity. ...............................................   18
            --------------------

12.   FIRE AND CASUALTY. ........................................................   18

13.   CONDEMNATION. .............................................................   19

14.   ASSIGNMENT AND SUBLETTING. ................................................   19
      A.    Landlord's Consent. .................................................   19
            ------------------
      B.    Standards for Consent. ..............................................   20
            ---------------------
      C.    Recapture. ..........................................................   21
            ---------

15.   SURRENDER. ................................................................   21

16.   DEFAULTS AND REMEDIES. ....................................................   22
      A.    Tenant's Default. ...................................................   22
            ----------------
      B.    Right of Re-Entry. ..................................................   22
            -----------------
      C.    Reletting. ..........................................................   22
            ---------
      D.    Termination of Lease. ...............................................   23
            --------------------
      E.    Other Remedies. .....................................................   23
            --------------
      F.    Bankruptcy. .........................................................   23
            ----------
      G.    Waiver of Trial by Jury. ............................................   23
            -----------------------
      H.    Venue ...............................................................   23
            -----
      I.    Default by Landlord .................................................   23
            -------------------
      J.    Tenant's Limited Right of Self-Help and Limited Right of Set-Off ....   24
            ----------------------------------------------------------------

17.   HOLDING OVER. .............................................................   24

18.   INTENTIONALLY DELETED. ....................................................   25

19.   INTENTIONALLY DELETED. ....................................................   25

20.   ESTOPPEL CERTIFICATES. ....................................................   25

21.   SUBORDINATION. ............................................................   25

22.   QUIET ENJOYMENT. ..........................................................   26

23.   BROKER. ...................................................................   26

24.   NOTICES. ..................................................................   27

25.    MISCELLANEOUS.......................................................   27
       A.     Successors and Assigns.......................................   27
              ----------------------
       B.     Entire Agreement.............................................   28
              ----------------
       C.     Time of Essence..............................................   28
              ---------------
       D.     Execution and Delivery.......................................   28
              ----------------------
       E.     Severability.................................................   28
              ------------
       F.     Governing Law................................................   28
              -------------
       G.     Attorneys' Fees..............................................   28
              ---------------
       H.     Delay in Possession; Contingencies...........................   28
              ----------------------------------
       I.     Joint and Several Liability..................................   30
              ---------------------------
       J.     Force Majeure................................................   30
              -------------
       K.     Captions.....................................................   30
              --------
       L.     No Waiver....................................................   30
              ---------
       M.     No Recording.................................................   31
              ------------
       N.     Limitation of Liability......................................   31
              -----------------------
       O.     Counterparts; Telecopied Signatures..........................   31
              -----------------------------------

26.    PARKING.............................................................   31
       A.     Parking Areas................................................   31
              -------------
       B.     Initial Parking Deck.........................................   32
              --------------------
       C.     Construction of Additional Parking Areas.....................   32
              ----------------------------------------
       D.     Reserved Parking Spaces......................................   33
              -----------------------

27.    EXPANSION OPTION....................................................   33
       A...................................................................   33
       Expansion Space and Expansion Date..................................   33
       B.     Expansion Option.............................................   34
              ----------------
       C.     Term.........................................................   34
              ----
       D.     Base Rent....................................................   34
              ---------
       E.     Adjustment Rent..............................................   34
              ---------------
       F.     No Rent Abatement............................................   34
              -----------------
       G.     Tenant Improvements..........................................   35
              -------------------
       H.     Application of Other Provisions..............................   35
              -------------------------------
       I.     Amendment....................................................   35
              ---------
       J.     Termination..................................................   35
              -----------

28.    RIGHT OF FIRST REFUSAL..............................................   35
       A.     ROFR Space...................................................   35
              ----------
       B.     Right of First Refusal.......................................   35
              ----------------------
       C.     Terms........................................................   36
              -----
       D.     Amendment....................................................   38
              ---------
       E.     Termination..................................................   38
              -----------

29.    EXTENSION OPTIONS...................................................   38

      A.    First Extension Option.........................................   38
            ----------------------
      B.    Second Extension Option........................................   38
            -----------------------
      C.    Terms..........................................................   39
            -----
      D.    Amendment......................................................   41
            ---------
      E.    Termination....................................................   41
            -----------

30.   CONTRACTION OPTION...................................................   41
      A.    Contraction Option.............................................   41
            ------------------
      B.    Exercise of Contraction Option.................................   41
            ------------------------------
      C.    Terms..........................................................   42
            -----
      D.    Amendment......................................................   43
            ---------
      E.    Termination....................................................   43
            -----------

31.   TERMINATION OPTION...................................................   43
      A.    Termination Option.............................................   43
            ------------------
      B.    Terms..........................................................   44
            -----
      C.    Termination....................................................   45
            -----------

32.   RIGHT OF SECOND OPPORTUNITY IN ADJACENT BUILDING.....................   45
      A.    ROSO Space.....................................................   45
            ----------
      B.    Right of Second Opportunity....................................   45
            ---------------------------
      C.    Terms..........................................................   46
            -----
      D.    Amendment or New Lease.........................................   47
            ----------------------
      E.    Termination....................................................   47
            -----------

33.   RIGHTS OF REFUSAL TO PURCHASE BUILDING...............................   48

34.   SIGNAGE..............................................................   48

35.   ENVIRONMENTAL PROTECTION.............................................   48
      A.    Landlord's Environmental Protection............................   49
            -----------------------------------
      B.    Tenant's Environmental Protection..............................   49
            ---------------------------------
      C.    Hazardous Substances...........................................   50
            --------------------

36.   ROOFTOP COMMUNICATIONS EQUIPMENT.....................................   50

37.   CAFETERIA............................................................   50

38.   STORAGE SPACE........................................................   51
      A.    Storage Space..................................................   51
            -------------
      B.    Storage Space Rent.............................................   51
            ------------------
      C.    Use............................................................   51
            ---

EXHIBIT A - Determination of Base Rent ................................      A-1
EXHIBIT B - Rules and Regulations .....................................      B-1
EXHIBIT C - Work Letter Agreement .....................................      C-1
EXHIBIT D - Suite Acceptance Agreement ................................      D-1
EXHIBIT E - HVAC Specifications .......................................      G-1
EXHIBIT F - Janitorial Specifications .................................      F-1
EXHIBIT G - Form of SNDA ..............................................      G-1
EXHIBIT H - Site Plan Showing Current Parking .........................      H-1
EXHIBIT I - Example of Calculation of Parking Deck Rent ...............      I-1

                                  OFFICE LEASE
                                 [Build-to-Suit]

     THIS LEASE is made as of May 6, 2000, between WINDY POINT OF SCHAUMBURG LLC, a Delaware limited liability company, having an address at c/o Fifield Realty Corp., 20 North Wacker Drive, Chicago, Illinois 60606 ("Landlord"), and ZURICH AMERICAN INSURANCE COMPANY, a New York corporation, having an address at 3910 Keswick Road, Baltimore, Maryland 21211, Attn: Zurich U.S. Real Estate ("Tenant"), for space in the 11-story office building to be built at 1600 McConnor Parkway and to be known as "Windy Point of Schaumburg II," located in the Windy Point of Schaumburg complex (such building, including the land upon which the building thereon is situated, being herein referred to as the "Building"). The following schedule (the "Schedule") sets forth certain basic terms of this Lease:

                                    SCHEDULE
                                    --------

1.   Premises ... At least 250,000 rentable square feet in the Building, as more particularly described in Section 1B.

2.   Base Rent ..... To be determined as provided in Exhibit A attached hereto.


3.   Tenant's Proportionate Share: ... To be determined as provided in Section
                                       2A(iv)

4.   Security Deposit:. ................................................... None

5.   Commencement Date:. ..................................... September 1, 2001

6.   Expiration Date:. ........................................  August 31, 2011

7.   Brokers:. ................ Fifield Realty Corp. and Julien J. Studley, Inc.

     1.   DEMISE AND TERM.

     A.   Demise and Term. Landlord leases to Tenant and Tenant leases from
          ---------------
Landlord the Premises (the "Premises") described in Section 1B, subject to the covenants and conditions set forth in this Lease (including the Work Letter Agreement attached hereto as Exhibit C [the "Work Letter Agreement"]), for a term (the "Term") commencing on the date (the "Commencement Date") which is the earlier to occur of (a) the date described in Item 5 of the Schedule, or (b) the date that Tenant takes occupancy of the Premises, and expiring on the date (the "Expiration Date") described in Item 6 of the Schedule, unless terminated earlier as otherwise provided in this Lease. The Commencement Date and the Expiration Date are each subject to deferment as is provided in Section 25H below. Tenant shall complete and furnish to Landlord, on or before occupancy of the Premises, the Suite Acceptance Agreement attached hereto as Exhibit D (the "Suite Acceptance Agreement"), which shall acknowledge the actual Commencement Date and the Expiration Date.

     B.   Determination of the Premises. The Premises shall consist of at least
          -----------------------------
250,000 rentable square feet, consisting of the floors designated by Tenant not later than August 1, 2000. Only one floor within the initial Premises may be less than an entire floor. The Premises may not consist of more than two contiguous portions (i.e., there may not be more than one interruption or "gap" in the contiguity of the Premises). By written notice to Landlord not later than August 1, 2000, Tenant may elect to (i) increase the Premises by whole or partial floors (so long as, after giving effect to the increase, the Premises contains only one partial floor) up to the entire rentable area within the Building, or (ii) decrease the Premises by one floor (such floor to be designated by Tenant in its notice to Landlord and to be either the highest or lowest floor that is part of the Premises). If pursuant to the preceding sentences Tenant elects to lease a partial floor, such portion of the Premises on the floor shall be a single, contiguous space and both the portion of the Premises and the balance of the space on the floor shall have a configuration that allows, in Landlord's reasonable judgment, (i) Landlord to lease the spaces at the then prevailing market rate for the Building, (ii) full and direct access to public corridors and other common areas of the Building and
(iii) full compliance with all applicable building codes. On any partial floor occupied by Tenant, Landlord, at its expense, shall install a Building standard multi-tenant elevator lobby and, if required, Building standard corridors. Furthermore, by written notice to Landlord not later than December 1, 2000, Tenant may elect to lease the entire rentable area within the Building. The rentable area of the Premises shall be determined by Landlord's architect in accordance with the standards set forth in Section 2A(v) prior to the delivery of the Premises to Tenant. The Suite Acceptance Agreement shall verify the rentable area of the Premises.

     2.     RENT.

     A.     Definitions. For purposes of this Lease, the following terms shall
            -----------
have the following meanings:


                (i) "Expenses" shall mean all expenses, costs and disbursements (other than Taxes) paid or incurred by Landlord in connection with the ownership, management, maintenance, operation, replacement and repair of the Building. Expenses shall include the Building's share of expenses as part of the Windy Point of Schaumburg complex (the "Complex") pursuant to the Declaration (as hereinafter defined). Expenses shall not include: (a) costs incurred with respect to the installation of leasehold improvements for tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants of the Building (including architectural, space planning and engineering services); (b) costs of capital improvements (except for costs of any capital improvement (1) made or installed [or service agreement or lease entered into] for the purpose of reducing Expenses or improving the operating efficiency of any system within the Building or (2) made or installed pursuant to governmental requirement or insurance requirement not in effect as of the Commencement Date, which costs shall be amortized by Landlord on a straight-line basis over the useful life of the improvement in accordance with generally accepted accounting principles consistently applied [and provided that with respect to costs of the type described in clause (1), the amortized amount included in Expenses in any year shall not exceed the savings in Expenses that occur in such year as a result of the capital improvement]); (c) costs and expenses (including attorneys' fees and disbursements) incurred in connection with negotiations or disputes with past, present or prospective tenants of the Building; (d) costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed by insurance proceeds (or would have been reimbursed if Landlord had carried the insurance required pursuant to
     Section 10B) (provided
     all costs that are not recovered under such insurance as a result of any commercially reasonable deductible amount may be included in Expenses); (e) expenses in connection with services or other benefits offered to other tenants in the Building, but not to Tenant; (f) costs of services (including management services) provided by Landlord affiliates to the extent that such costs exceed the cost of such services rendered by unaffiliated third parties on a competitive basis; (g) Landlord's general corporate overhead and general administrative expenses; (h) advertising expenses, including those incurred in the future leasing of the Building;
     (i) acquisition or leasing costs of sculpture, paintings, or works of art;
     (j) interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building and legal fees and transaction costs incurred in obtaining such mortgages or debt instruments; (k) fines or penalties, and interest accrued thereon, incurred as a result of late payments by Landlord (provided Tenant has promptly paid all Rent due hereunder); (l) that portion of the wages and salaries, and payroll taxes and similar governmental charges with respect thereto, of Building management employees who do not devote substantially all of their time to management of the Building, which is in excess of a pro rata portion thereof based upon the time spent by such personnel in the management of the Building in relation to their total hours worked; (m) any ground lease rental (except as the same relates to the payment of Expenses or Taxes to the lessor); (n) depreciation, amortization and interest payments, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted, the item shall be amortized on a straight-line basis over its reasonably anticipated useful life (and provided that if Landlord includes any such depreciation of personal property in Expenses, Landlord may not also include the costs of replacement of such personal property to the extent of the depreciation taken by Landlord for such personal property); (o) brokerage or leasing commissions; (p) charitable or political contributions; (q) any bad debt loss, rent loss, or reserves for bad debt or rent loss or reserves for replacement of personal property; (r) any management fee in excess of five percent (5%) of the gross revenues for the Building; (s) Landlord's entertainment expenses and travel expenses, except for those travel expenses that are necessary, reasonable and incurred in connection with Landlord's operation of the Building; (t) expenses for which Landlord has received any reimbursement, to the extent of such reimbursement, regardless of whether such reimbursement is from one source or more than one source, including without limitation reimbursements from Tenant or another tenant (such as reimbursement for repairs) or pursuant to contractor's or other warranties or condemnation, but excluding matters paid as additional rent or rent adjustment or other tax or expense pass-through or escalation expressly provided in a tenant lease; (u) costs (including, without limitation, permit, license and inspection fees) incurred by Landlord in connection with the initial construction of the Building or any construction that Landlord is obligated to perform pursuant to the Work Letter Agreement, and the costs of correcting defects in such initial construction; (v) attorneys' fees and disbursements and other expenses incurred in connection with the legal formation or continued legal existence of Landlord or the defense of Landlord's title to or interest in the Building; (w) costs of installing, operating, maintaining and manning any speciality facility, such as an observatory, broadcasting facility, athletic or recreational club, child or daycare facility or other facility operated with the intent of producing a profit or as a marketing inducement (excluding the Cafeteria [as hereinafter defined], the Generator [as hereinafter defined], parking areas, automatic teller machines, the management office and other facilities provided solely to aid tenants and their invitees or strictly related to the operation of the Building for office uses); (x) costs of leasing items, facilities or equipment that, if purchased, would be a capital improvement (except to the extent it is a capital improvement whose costs may be included in Expenses pursuant to clause (b) above); (y) costs (whether classified as capital items or expenses under generally accepted accounting principles) incurred by Landlord to comply with or correct any violations of any governmental laws, rules or regulations (other than environmental laws, rules or regulations) existing as of the Commencement Date, including, without limitation, the ADA (as hereinafter defined), unless such non-compliance is due to any act or omission of Tenant (e.g., in the design of the Premises); (z) costs incurred by Landlord in excess of $10,000 in the aggregate, annually, in connection with (i) complying with environmental laws, rules and regulations existing as of the Commencement Date (unless such noncompliance is due to any act or omission of Tenant) or
     (ii) the removal, abatement, containment or remediation of asbestos or asbestos-containing-materials from the Building (unless located in the Building due to any act or omission of Tenant); (aa) costs of any work or service performed for any facility other than the Building, other than the Building's share of certain expenses for the Complex as provided in the Declaration; (bb) costs of the initial cleaning and rubbish removal from the Building to be performed prior to substantial completion of the base Building; (cc) costs of initial landscaping of the Building or the Complex;
     (dd) impact fees or subsidies imposed or incurred in connection with governmental or regulatory approval of the Building or construction of the Building; or (ee) costs of utility tap-on fees for the base Building. Expenses shall be determined on an accrual basis. Landlord shall not be permitted to "double recover" any Expenses (i.e., recover more than 100% of Expenses) from the tenants of the Building (except as provided in the immediately following sentence). Expenses shall not include any expenses paid by any tenant of the Building directly to third parties (unless such tenant's rent has been reduced on account of the tenant's express assumption of an obligation that would otherwise have been borne by Landlord), or as to which Landlord is otherwise reimbursed by any third party, another tenant (except through the payment of a share of Expenses and Taxes under such tenant's lease), or by insurance proceeds.

          (ii) "Rent" shall mean Base Rent, Adjustment Rent and any other sums or charges due by Tenant hereunder.

          (iii) "Taxes" shall mean all taxes, assessments and fees levied upon the Building, the property of Landlord located therein or the rents collected therefrom, by any governmental entity based upon the ownership, leasing, renting or operation of the Building, including all reasonable costs and expenses of protesting any such taxes, assessments or fees. Taxes shall not include any net income, capital stock, succession, transfer, mortgage, excess profit, franchise, gift, estate or inheritance taxes; provided, however, if at any time during the Term, a tax or excise on income is levied or assessed by any governmental entity, in lieu of or as a substitute for, in whole or in part, real estate taxes or other ad valorem taxes, such tax shall constitute and be included in Taxes. For the purposes of determining Taxes for any given year, the amount to be included for such year shall be the amount due and payable in such year. At the written request of tenants leasing 50% or more of the rentable area of the Building, Landlord shall contest in accordance with applicable law any real property tax assessment applicable to the Building (provided such request is made at least 30 days prior to the deadline for making such protest). All assessments which are not specifically charged to Tenant because of actions by Tenant, which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law and not included as Taxes except in the year in which the assessment installment is due and payable (and any interest accruing on such amounts shall be included in Taxes).

          (iv) "Tenant's Proportionate Share" at any time during the Term shall mean the percentage obtained by dividing the number of rentable square feet in the Premises at such time by the number of rentable square feet in the Building.

          (v) "rentable" shall mean the area of the applicable space determined in accordance with the Standard Method for measuring Floor Area in Office Buildings, ANSI 765.1-1996, as promulgated by the Building Owners and Managers Association (BOMA) International. Notwithstanding the foregoing, the floor area of the Cafeteria (as hereinafter defined) shall be considered part of the Building's common area rather than rentable area.

          (vi) "Lease Year" shall mean each 12-month period during the Term commencing on the Commencement Date or an anniversary of the Commencement Date.

          (vii) "Controllable Expenses" shall mean only those items of Expenses where the cost or expense thereof shall be within the reasonable ability of Landlord to control (specifically excluded from Controllable Expenses, without limitation, are the costs and expenses of electricity, fuels, insurance snow removal and the wages of union employees [and the costs and expenses of independent contractors who employ union employees]).

     B    Components of Rent. Tenant agrees to pay the following amounts to
          ------------------
Landlord at the office of the Building or at such other place in the United States as Landlord designates:

                (i) Base rent ("Base Rent") to be paid in monthly installments in the amounts determined as set forth on Exhibit A, in advance on or before the first day of each month of the Term without demand.

              (ii) Adjustment rent ("Adjustment Rent") in an amount equal to Tenant's Proportionate Share of (a) the Expenses for any calendar year and
     (b) the Taxes for any calendar year. Prior to each calendar year, or as soon thereafter as reasonably possible (but not later than May 1 of the calendar year in question), Landlord shall estimate the amount of Adjustment Rent due for such year, and Tenant shall pay Landlord one-twelfth of such estimate on the first day of each month during such year. Such estimate may be revised by Landlord whenever it obtains information relevant to making such estimate more accurate (but not more than once in any calendar year). After the end of each calendar year, Landlord shall deliver to Tenant a report setting forth the actual Expenses and Taxes for such calendar year and a statement of the amount of Adjustment Rent that Tenant has paid and is payable for such year (Landlord shall deliver such report for each calendar year by May 1 of the following year). Within thirty days after receipt of such report, Tenant shall pay to Landlord the amount of Adjustment Rent due for such calendar year minus any payments of Adjustment Rent made by Tenant for such year. If Tenant's estimated payments of Adjustment Rent exceed the amount due Landlord for such calendar year, Landlord shall apply such excess as a credit against Tenant's other obligations under this Lease or promptly refund such excess to Tenant if the Term has already expired, provided Tenant is not then in default hereunder, in either case without interest to Tenant.

     C.   Payment of Rent. The following provisions shall govern the payment of
          ---------------
Rent: (i) if this Lease commences or ends on a day other than the first day or last day of a calendar year, respectively, the Rent for the year in which this Lease so begins or ends shall be prorated and the monthly installments shall be adjusted accordingly; (ii) all Rent shall be paid to Landlord without offset or deduction (unless otherwise expressly permitted under this Lease), and the covenant to pay Rent shall be independent of every other covenant in this Lease;
(iii) if during all or any portion of any year at least 95% of the rentable area of the Building is not rented and occupied, Landlord shall make an appropriate adjustment of Expenses and/or Taxes for such year to determine the Expenses and/or Taxes that would have been paid or incurred by Landlord had the rentable area of the Building been 100% rented and occupied for the entire year and the amount so determined shall be deemed to have been the Expenses and/or Taxes for such year; (iv) any sum due from Tenant to Landlord which is not paid within five business days after the date due shall bear interest from the date due until the date paid at the annual rate equal to the "Prime" or "Base" rate then most recently announced by Bank One (Chicago) plus 4% (subject to change as such rate changes), but in no event higher than the maximum rate permitted by law (the "Default Rate"); and, in addition, if the payment of Rent is delinquent two times during a 12-month period, Tenant shall pay Landlord a late charge for any Rent payment which is paid more than five business days after its due date equal to 3% of such payment; (v) if changes are made to this Lease or the Building changing the number of square feet contained in the Premises or in the Building, Landlord shall make an appropriate adjustment to Tenant's Proportionate Share (provided all rentable areas shall be determined in accordance with the measurement standards noted in Section 2A(v)); (vi) Tenant (or its designated agent) shall have the right, upon reasonable prior written notice to Landlord, to inspect Landlord's books and records relative to Expenses and Taxes during normal business hours at any time within 120 days following the furnishing to Tenant of the annual statement of Adjustment Rent; and, unless Tenant shall take written exception to any item in any such statement within such 120-day period, such statement shall be considered as final and accepted by Tenant (except as provided below in this clause (vi) with respect to retroactive adjustments). Tenant must timely pay all Adjustment Rent billed by Landlord pending the outcome of its inspection or any audit of Landlord's books and records. If Tenant makes such timely written exception, an audit as to the proper amount of Adjustment Rent for such period shall be performed by a reputable certified public accounting firm selected by Tenant, but subject to Landlord's reasonable approval. After the auditor has reached a preliminary determination, each party shall have 30 days to review the auditor's preliminary findings and comment thereon (and, if applicable, advocate a change in such determination). Thereafter the auditor shall notify the parties of its final determination, which determination shall be final and conclusive. If the results of such audit reveal that Tenant has overpaid or underpaid Adjustment Rent for the applicable year, Landlord shall pay to Tenant such overpayment or Tenant shall pay to Landlord such underpayment, as applicable, within 30 days after the results of such audit are reported to the parties. If the results of an audit for a particular year reveal that retroactive adjustments of Taxes may be appropriate for a prior year (i.e., if Landlord receives a refund for Taxes paid by Tenant in a prior year), then the auditor may examine the particular component of Taxes for the prior year to determine the appropriate adjustment. Tenant agrees to pay the entire cost of such audit unless it is determined that Landlord's original determination of the Adjustment Rent for the year in issue was in error by more than 3%, in which case Landlord agrees to pay the cost of such audit; (vii) in the event of the termination of this Lease prior to the determination of any Adjustment Rent, Tenant's agreement to pay any such sums and Landlord's obligation to refund any such sums (provided Tenant is not in default hereunder) shall survive the termination of this Lease; (viii) no adjustment to the Rent by virtue of the operation of the rent adjustment provisions in this Lease shall result in the payment by Tenant in any year of less than the Base Rent shown on the Schedule; (ix) Landlord may at any time change the fiscal year of the Building (provided Landlord shall not do so more than twice during the Term or with the intention of increasing amounts payable by the tenants of the Building); (x) each amount owed to Landlord under this Lease for which the date of payment is not expressly fixed shall be due on the same date as the Rent listed on the statement showing such amount is due; and (xi) if Landlord fails to give Tenant an estimate of Adjustment Rent prior to the beginning of any calendar year, Tenant shall continue to pay Adjustment Rent at the rate for the previous calendar year until Landlord delivers such estimate, at which time Tenant shall pay retroactively the increased amount for all previous months of such calendar year.

         D. Caps on Expenses and Taxes. Notwithstanding any provision in this
            --------------------------
Lease to the contrary, solely for purposes of calculating Adjustment Rent due hereunder:

                  (i) Taxes per rentable square foot of the Premises for the calendar year 2001 shall not exceed $1.63, and

                  (ii) Taxes per rentable square foot of the Premises for the calendar year 2002 shall not exceed the sum of (x) $3.17 plus (y) if the Taxes per rentable square foot of the Premises for the calendar year 2001 were less than $1.63, the amount of such difference.

Commencing with the fourth Lease Year (or the third Lease Year if, as of the commencement of the third Lease Year, Tenant has then leased all rentable areas within the Building), solely for purposes of calculating Adjustment Rent due hereunder, Controllable Expenses for any Lease Year shall not exceed an amount equal to the product of the total actual Controllable Expenses for the preceding Lease Year multiplied by 1.04. Such limitations on Taxes and Controllable Expenses shall apply only to Taxes and Controllable Expenses, as the case may be, and not to other items of Adjustment Rent and shall not limit or otherwise affect Tenant's obligations regarding the payment of any component of Rent other than the Taxes and Controllable Expenses component of Adjustment Rent.

         3. USE. Tenant agrees that it shall occupy and use the Premises only as non-governmental business offices and for no other purposes. Tenant shall, at its sole cost and expense, comply with all federal, state and municipal laws, ordinances, rules and regulations and all covenants, conditions and restrictions of record applicable to Tenant's use or Tenant's occupancy of the Premises. Subject to the provisions of this Lease, Tenant shall have access to the Premises 24 hours a day, seven days a week. Tenant may operate an emergency generator (the "Generator") within the first floor of the Premises to provide back-up power to Tenant's computer room. Notwithstanding the foregoing, at Tenant's election, Landlord shall locate the Generator at a mutually agreeable location outside the Building, with appropriate fencing to preserve the aesthetic appeal of the Complex, if approved by all governmental authorities (Tenant acknowledges that Landlord has not represented or warranted that such approval is likely). Tenant shall operate such Generator in compliance with all applicable laws, codes, ordinances and statutes, as well as all manufacturers' recommendations and insurance requirements. Landlord shall install the Generator as part of the Base Building Work described in Paragraph 1 of the Work Letter Agreement. Landlord and Tenant shall cooperate in good faith to determine the design and specifications for the Generator. Tenant shall be responsible for all costs of operating, maintaining and insuring the Generator. Landlord shall pay the cost of purchasing and installing the Generator and the costs of improving and equipping the Cafeteria (as hereinafter defined), provided such costs relating to the Generator and the Cafeteria do not exceed, in the aggregate, $380,000 (and if the costs exceed such amount, Tenant shall be responsible for the excess [subject to payment from the Allowance]).

         4. CONDITION OF PREMISES.

         A. Initial Condition. Tenant's taking possession of the Premises shall
            -----------------
be conclusive evidence that the Premises were in good order and satisfactory condition when Tenant took possession, subject to (i) minor finish-out or "punchlist" items and (ii) latent defects specified in a written notice given by Tenant to Landlord during the first 12 months of the Term (or, with respect to an item covered under a contractor's or manufacturer's warranty beyond the first 12 months of the Term, during the period covered by such warranty, not to exceed the first 24 months of the Term [Tenant acknowledges that Landlord shall not be obligated to seek extended warranties]) (failure of Tenant to timely notify Landlord of any such latent defects shall be deemed a waiver and acceptance by Tenant of said latent defects). No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building (or to provide Tenant with any credit or allowance for the same), and no representation regarding the condition of the Premises or the Building, have been made by or on behalf of Landlord or relied upon by Tenant, except as stated in this Lease and the Work Letter Agreement attached hereto as Exhibit C.

         B.   Americans With Disabilities Act. The parties  acknowledge that the
              -------------------------------
Americans With Disabilities Act of 1990 (42 U.S.C. (S) 12101 et seq.) and regulations and guidelines promulgated thereunder, as amended and supplemented from time to time (collectively referred to herein as the "ADA"), establish requirements under Title III of the ADA ("Title III") pertaining to business operations, accessibility and barrier removal. Tenant acknowledges and agrees that to the extent that Landlord prepares, reviews or approves any of plans or specifications relating to leasehold improvements in the Premises, such action shall in no event be deemed any representation or warranty that the same comply with any requirements of the ADA. Notwithstanding anything to the contrary in this Lease, the parties hereby agree to allocate responsibility for Title III compliance as follows: (a) Landlord shall be responsible, at its sole expense, for causing the base building restrooms and elevator lobbies within the Premises to comply with the requirements of the ADAAG in effect as of the Commencement Date and any other requirements under the ADA in effect as of the Commencement Date; (b) Landlord shall be responsible for any non-compliance by the Premises with the requirements of the ADAAG in effect as of the Commencement Date and any other requirements under the ADA in effect as of the Commencement Date, if (and only if) the Construction Documents were in compliance and Landlord's performance of the Work (as defined in the Work Letter Agreement) was not in compliance; (c) Landlord shall perform, at its sole expense, any so-called Title III "path of travel" requirements triggered by the Work (as described in the Work Letter Agreement) and Landlord shall perform, at Tenant's expense, any "path of travel" requirements triggered by Tenant's performance of any construction activities or alterations in the Premises after the Commencement Date; (d) Landlord shall be responsible for causing the base building restrooms and elevator lobbies within the Premises and the common areas of the Building to comply with the requirements of the ADAAG and the ADA as they may be changed or modified after the Commencement Date, provided Landlord may include the expenses of such compliance in Expenses (if and to the extent allowed pursuant to Section 2A(i)(b)); (e) Landlord shall be responsible for causing the structural elements within the Premises to comply with the requirements of the ADAAG and the ADA as they may be changed or modified after the date of substantial completion of the Work for the initial Premises, to the extent such requirements apply generally to business offices and not to Tenant's particular use, and Landlord may include the expenses of such compliance in Expenses (if and to the extent allowed pursuant to Section 2A(i)(b)); and (f) except as provided above, Tenant shall be responsible for all Title III compliance and costs in connection with the Premises, including structural work, if any, and including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease. Except as set forth above with respect to Landlord's Title III obligations, Tenant shall be solely responsible for all other requirements under the ADA relating to Tenant or any affiliates or persons or entities related to Tenant, operations of Tenant or its affiliates, or the Premises, including, without limitation, requirements under Title I of the ADA pertaining to Tenant's employees.

         5.   BUILDING SERVICES.

         A.   Basic Services. Landlord shall furnish the following services: (i)
              --------------
heating and air conditioning to provide a temperature condition required for comfortable occupancy of the Premises under normal business operations, and meeting the specifications attached hereto as Exhibit E (assuming customary commercial business operations and densities of personnel and heat-generating equipment not exceeding the assumed density and capacity set forth in Schedule 1 of the Work Letter Agreement), weekdays during the continuous 11-hour period designated by Tenant (which period must include the period from 8:00 A.M. to 6:00 P.M.), and Saturdays from 8:00 A.M. to 1:00 P.M., holidays excepted; (ii) water for drinking, and water for any private restrooms and office kitchen requested by Tenant; (iii) men's and women's restrooms with tempered running water at locations designated by Landlord and in common with other tenants of the Building; (iv) daily janitor service in the Premises and common areas of the Building, weekends and holidays excepted, including periodic outside window washing of the perimeter windows in the Premises (the current specifications for such janitor service are attached hereto as Exhibit F [and are subject to change from time to time in Landlord's reasonable discretion, provided such specifications are commensurate with those of Class A office buildings in Schaumburg, Illinois]); (v) elevator service in common with Landlord and other tenants of the Building, 24 hours a day, 7 days a week (including a "swing" elevator for moving freight, provided the moving of freight within the Building is subject to reasonable scheduling by Landlord); (vi) snow and ice removal from the sidewalks at the entrances to the Building within a reasonable period after it has stopped accumulating; (vii) vermin control, if necessary; and (viii) a card reader system for access to the floors of the Building and after-hours access to the Building entrances (not later than the Commencement Date Landlord shall provide a reasonable number of access cards to Tenant for its employees and the costs thereof shall be included in Expenses [additional or replacement access cards will be provided at Tenant's expense]); at least four surveillance cameras monitoring access points to the Building as well as cameras monitoring any parking deck serving the Building; a security desk in the lobby of the Building manned, at a minimum, during the hours of 7:00 A.M. to 11:00 P.M., weekends and holidays excepted. For purposes of this Section 5.A, "holidays" shall mean New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas, as well as, at Landlord's election, any other day that the majority of Class A office buildings in Schaumburg, Illinois treat as a public holiday.

         B.   Electricity. Electricity shall be distributed to the Premises by
              -----------
the electric utility company serving the Building (as reasonably designated by Landlord from time to time) and Landlord shall permit Landlord's wire and conduits, to the extent available, suitable and safely capable, to be used for such distribution. Tenant at its cost shall make all necessary arrangements with the electric utility company for metering and paying for electric current furnished to the Premises. All electricity used during the performance of janitor service, or the making of any alterations or repairs in the Premises, or the operation of any special air conditioning systems serving the Premises, shall be paid for by Tenant.

         C.    Telephones. Tenant shall be responsible for arranging for its own
               ----------
telecommunications services at the Premises. All telegraph, telephone, and electric connections which Tenant may desire shall be first approved by Landlord in writing (which approval shall not be unreasonably withheld), before the same are installed, and the location of all wires and the work in connection therewith shall be performed by contractors approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) and shall be subject to the direction of Landlord. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and related wiring in the Premises, including, without limitation, any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of services therein, and the maintenance thereafter of such wire and cables; and there shall be included in Expenses for the Building all installation, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and related wiring in the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone cables and related wiring in the Premises, such failure adversely affects or interferes with the operation or maintenance of any other telephone cables or related wiring in the Building and such failure continues for more than 24 hours after written notice from Landlord to Tenant at the Premises, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord reasonably deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord's reasonable costs in connection therewith). Upon expiration of the Term hereof Tenant shall remove all telephone cables and related wiring installed by or for Tenant which Landlord requests Tenant to remove (provided Tenant shall not be required to remove cables and wiring contained within the Premises). Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant's employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telecommunications service to the Premises or the Building. The foregoing waiver shall not excuse Landlord from liability arising from Landlord's negligence or wilful misconduct (subject to Section 10C).

         D.    Additional Services. Landlord shall not be obligated to furnish
               -------------------
any services other than those stated above. If Landlord elects to furnish services requested by Tenant in addition to those stated above (including services at times other than those stated above), Tenant shall pay Landlord's then-prevailing, reasonable charges for such services. If Tenant shall fail to make any such payment, Landlord may, without notice to Tenant and in addition to all other remedies available to Landlord, discontinue any additional services. No discontinuance of any such additional service shall result in any liability of Landlord to Tenant or be considered as an eviction or a disturbance of Tenant's use of the Premises. In addition, if Tenant's concentration of personnel or equipment adversely affects the temperature or humidity in the Premises or the Building and such condition continues for more than 20 days after written notice from Landlord, Landlord may install supplementary air conditioning units in the Premises; and Tenant shall pay for the reasonable cost of installation, operation and maintenance thereof. Landlord will allow Tenant to use the Building's excess chilled water (i.e., chilled water not used for the base Building air conditioning facilities), if any, for the operation of package air conditioning units in the Premises. Such package units shall be installed and maintained by Tenant at its sole expense. Landlord, as part of the Work, will install a flow meter to measure Tenant's consumption of chilled water in the operation of Tenant's separate air conditioning units and Tenant shall pay for such chilled water, at Landlord's actual cost (as reasonably determined by Landlord), within 30 days after being billed therefor.

         E.   Failure or Delay in Furnishing Services. Tenant agrees that
              ---------------------------------------
Landlord shall not be liable for damages for failure or delay in furnishing any service stated above if such failure or delay is caused, in whole or in part, by any one or more of the events stated in Section 25J below, nor shall any such failure or delay be considered to be an eviction or disturbance of Tenant's use of the Premises, or relieve Tenant from its obligation to pay any Rent when due, or from any other obligations of Tenant under this Lease. Notwithstanding the foregoing, if as a result of a negligent act or omission of Landlord or any employee of Landlord (as distinguished from an act or omission of Tenant or the occurrence of an event of force majeure [as defined in Section 25J hereof] or the occurrence of a fire or other casualty which is covered by Section 12 hereof), any service to the Premises as described above is not furnished to the Premises and if as a result thereof the Premises, or a "material part" (as defined below) of the Premises, is rendered untenantable or inaccessible for a period of five business days in any ten-day period, and Tenant does not occupy the Premises, or such material part thereof which is rendered untenantable or inaccessible, during such period, then as Tenant's sole remedy for such failure to furnish such service, Base Rent and Adjustment Rent payable for such portion of the Premises which Tenant does not so occupy shall abate for the period commencing as of the beginning of such period and expiring on the date such service is restored or Tenant is able to resume occupancy of the Premises or such material part thereof, as the case may be. (As used herein, the phrase "material part" shall mean an amount in excess of 5% of the rentable area of the Premises.)

         6. RULES AND REGULATIONS. Tenant shall observe and comply and shall cause its subtenants, assignees, invitees, employees, contractors and agents to observe and comply, with the rules and regulations listed on Exhibit B attached hereto and with such reasonable modifications and additions thereto as Landlord may make from time to time. Landlord shall not be liable for failure of any person to obey such rules and regulations. Landlord shall use reasonable efforts to enforce such rules and regulations against other tenants, provided the failure or inability of Landlord to enforce any such rules and regulations shall not constitute a waiver thereof or relieve Tenant from compliance therewith. Landlord shall not unreasonably discriminate against Tenant in the enforcement of the rules and regulations.

         7. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights, each of which Landlord may exercise without notice to Tenant (except as otherwise provided) and without liability to Tenant, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim: (a) subject to
Section 34, upon not less than 120 days' prior written notice, to change the name or street address of the Building or the suite number of any part of the Premises; (b) subject to Section 34, to install, affix and maintain any and all signs on the exterior or interior of the Building; (c) to make repairs, decorations, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, and for such purposes, upon not less than 24 hours' written notice to Tenant (excluding emergencies, when no such notice shall be required), to enter upon the Premises, temporarily close doors, corridors and other areas in the Building and interrupt or temporarily suspend services or use of common areas, provided, however, Landlord shall use reasonable efforts to schedule such work for Tenant's convenience and if such repairs, decorations, alterations, additions or improvements are for the sole benefit of a party other than Tenant, and such work will adversely impact Tenant's operations within the Premises, at the request of Tenant, Landlord shall conduct such repairs, decorations, alterations, additions or improvements at hours other than normal business hours with the cost associated with such after-hours work borne by Landlord or the party benefitting from such work; (d) to retain at all times, and to use in appropriate instances, upon not less than 24 hours' oral or telephonic notice to Tenant at the Premises (excluding emergencies, when no such notice shall be required), keys to all doors within and into the Premises; (e) to grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building (other than the financial services offered by the companies of the Zurich Financial Services Group [the foregoing should not be construed to be the grant of an exclusive right in favor of Tenant to render such services in the Building]); (f) to show or inspect the Premises at reasonable times (but, with respect to prospective tenants, only during the last year of the Term [taking into account Tenant's exercise of the Contraction Option or the Termination Option (as hereinafter defined)] or when the Premises are vacated or abandoned);
(g) to install, use and maintain in and through the Premises (behind walls, over ceilings or under floors), pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use or enjoyment of the Premises; and (h) to take any other reasonable action in connection with the operation, maintenance or preservation of the Building.

         8. MAINTENANCE AND REPAIRS. Landlord shall maintain in good order and repair the structural elements, roof, exterior walls and windows and public common areas of the Building, and the base Building plumbing, heating, ventilating and air conditioning systems. Subject to Tenant's obligations pursuant to this Section 8, Landlord shall also perform any maintenance or make any repairs to the Building as Landlord may reasonably deem necessary for the safety, operation or preservation of the Building, or as Landlord may be required or requested to do by any governmental authority or by the order or decree of any court or by any other proper authority. The costs and expenses of Landlord's maintenance and repairs shall be included in Expenses, except to the extent prohibited pursuant to Section 2A(i). Tenant, at its expense, shall maintain and keep the Premises (excluding the structural components) in good order and repair at all times during the Term. In addition, subject to Section 10C, Tenant shall reimburse Landlord for the cost of any repairs to the Building necessitated by the acts or omissions of Tenant, its subtenants, assignees, invitees, employees, contractors and agents.

         9.   ALTERATIONS.

         A.   Requirements. Tenant shall not make any replacement, alteration,
              ------------
improvement or addition to or removal from the Premises (collectively an "alteration") without the prior written consent of Landlord. Notwithstanding the foregoing, no consent shall be necessary for a Cosmetic Alteration. A "Cosmetic Alteration" means any decorative or cosmetic alteration that (i) together with all other related alterations performed by Tenant does not cost more than $250,000, in the aggregate, (ii) does not require the issuance of a building permit and (iii) does not adversely affect the structural elements of the Building or the base Building mechanical, electrical or plumbing systems, the architectural aesthetics of the Building, the common areas of the Building or the use by other tenants in the Building of their demised premises (provided that even if Landlord's consent is not necessary for such a Cosmetic Alteration, Tenant shall notify Landlord in advance prior to performing the Cosmetic Alteration). In the event Tenant proposes to make any alteration, Tenant shall, prior to commencing such alteration, submit to Landlord for prior written approval: (i) detailed plans and specifications (other than a Cosmetic Alteration); (ii) sworn statements (of the type customarily delivered by tenants in Illinois with respect to leasehold improvement work performed by tenants), including the names, addresses and, with respect to alterations costing more than $25,000, in the aggregate, copies of contracts for all contractors; (iii) all necessary permits evidencing compliance with all applicable governmental rules, regulations and requirements (other than a Cosmetic Alteration); (iv) certificates of insurance in form and amounts required by Landlord, adding Landlord and any other parties reasonably designated by Landlord with an interest in the Building (such as the Building Manager and any mortgagees) as additional insureds; and (v) all other documents and information as Landlord may reasonably request in connection with such alteration. Tenant agrees to pay Landlord's reasonable and customary out-of-pocket costs and expenses incurred in connection with review of all such items and Landlord's standard hourly charges for supervision of the alteration (excluding alterations not requiring Landlord's consent as provided above). Neither approval of the plans and specifications nor supervision of the alteration by Landlord shall constitute a representation or warranty by Landlord as to the accuracy, adequacy, sufficiency or propriety of such plans and specifications or the quality of workmanship or the compliance of such alteration with applicable law. Tenant shall pay the entire cost of the alteration and, if requested by Landlord and if the cost of the alteration might exceed $250,000, shall deposit with Landlord prior to the commencement of the alteration, security for the payment and completion of the alteration in form and amount required by Landlord (provided such security shall not be required if Zurich American Insurance Company or any Affiliate [as hereinafter defined] is the Tenant). Each alteration shall be performed in a good and workmanlike manner, in accordance with the plans and specifications approved by Landlord, and shall meet or exceed the standards for construction and quality of materials established by Landlord for the Building. In addition, each alteration shall be performed in compliance with all applicable governmental and insurance company laws, regulations and requirements. Each alteration shall be performed in harmony with Landlord's employees, contractors and other tenants. Each alteration, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Premises (excepting only Tenant's furniture, equipment and trade fixtures) shall become Landlord's property and shall remain upon the Premises at the expiration or termination of this Lease without compensation to Tenant; provided, however, that Landlord shall have the right to require Tenant to remove such alteration at Tenant's sole cost and expense in accordance with the provisions of Section 15 of this Lease. Notwithstanding anything contained in this Section 9A to the contrary, if Landlord gives its consent or approval, pursuant to the provisions of this Section 9A, to allow Tenant to make any alterations in the Premises, Landlord agrees to notify Tenant in writing at the time of the giving of such consent or approval whether Landlord will reserve the right to require Tenant to remove such alterations at the termination or expiration of this Lease (notwithstanding the foregoing, Tenant shall be obligated to remove raised computer flooring and supplemental HVAC equipment, even if Landlord fails to notify Tenant of such obligation at the time Landlord consents to such an alteration). Tenant shall be required to close any floor openings created for Tenant, excluding floor openings for internal stairways. The provisions of this Section 9A do not apply to the "Work" to be performed by Landlord in accordance with Exhibit C.

         B.    Liens. Upon completion of any alteration, Tenant shall promptly
               -----
furnish Landlord with sworn owner's and contractor's statements and full and final waivers of lien covering all labor and materials included in such alteration. Tenant shall not permit any mechanic's lien to be filed against the Building, or any part thereof, arising out of any alteration performed, or alleged to have been performed, by or on behalf of Tenant. If any such lien is filed, Tenant shall within twenty days thereafter have such lien released of record or deliver to Landlord a bond in form, amount, and issued by a surety satisfactory to Landlord, indemnifying Landlord against all costs and liabilities resulting from such lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien so released or to deliver such bond to Landlord, Landlord, without investigating the validity of such lien, may pay or discharge the same; and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and reasonable attorneys' fees.

         C.    Union Labor. Tenant hereby agrees that it will employ, and will
               -----------
cause its subtenants and assignees to employ, only contractors and subcontractors subject to collective bargaining agreements with unions affiliated with the AFL-CIO Building Trades Department (or any successor organization) to perform alterations at the Premises.

         10.   INSURANCE.

         A.    Tenant's Insurance. Tenant, at its expense, shall maintain at all
               ------------------
times during the Term the following insurance policies: (a) fire insurance, including extended coverage, vandalism, malicious mischief, sprinkler leakage, water damage and all risk coverage and demolition and debris removal, insuring the full replacement cost of all improvements, alterations or additions to the Premises made at Tenant's expense, and all other property owned or used by Tenant and located in the Premises; (b) commercial general liability insurance, including blanket contractual liability insurance, with respect to the Building and the Premises, with limits to be reasonably set by Landlord from time to time (not in excess of the amounts then generally required by landlords of Class A office buildings in Schaumburg, Illinois) but in any event not less than $3,000,000 each occurrence combined single limit for bodily injury, sickness or death or for damage to or destruction of property, including loss of use thereof; (c) workers' compensation and occupational disease insurance with Illinois statutory benefits and employers liability insurance with limits of not less than $3,000,000 each accident, each disease and aggregate for disease; and (d) insurance against such other risks and in such other amounts (not in excess of the amounts then generally required by landlords of Class A office buildings in Schaumburg, Illinois) as Landlord may from time to time reasonably require. The form of all such policies and deductibles thereunder shall be subject to Landlord's prior approval (which shall not be unreasonably withheld, conditioned or delayed). All such policies shall be issued by insurers reasonably acceptable to Landlord (at a minimum rated not less than A-VIII in Best's Insurance Guide) and licensed to do business in Illinois. In addition, the commercial general liability policy shall add Landlord, its property manager, any mortgage lender (currently The Travelers Insurance Company), their respective successors and assigns, and any other parties reasonably designated by Landlord with an interest in the Building as additional insureds. All policies shall require at least thirty (30) days' prior written notice to Landlord of termination or material reduction in coverage and shall be primary and not contributory. Tenant shall at least ten
(10) days prior to the Commencement Date, and within ten (10) days prior to the expiration of each such policy, deliver to Landlord certificates evidencing the foregoing insurance or renewal thereof, as the case may be.

         B.    Landlord's Insurance. Landlord shall at all times during the Term
               --------------------
carry a policy of insurance which insures the Building, including the Premises (and including the improvements paid for with Landlord's Contribution [as defined in the Work Letter Agreement]), against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by a fire insurance policy with "special cause of loss coverage) in an amount not less than 90% of the replacement cost of the Building (excluding foundations); provided, however, that Landlord shall not be responsible for, and shall not be obligated to insure against, any loss of or damage to any personal property of Tenant, or which Tenant may have in the Building or the Premises or any trade fixtures installed by or paid for by Tenant on the Premises or any additional improvements which Tenant may construct on the Premises. If any alterations or improvements made by Tenant pursuant to Section 9 hereof result in an increase of the premiums charged during the Term on the casualty insurance carried by Landlord on the Building, then the cost of such increase in insurance premiums shall be borne by Tenant, which shall reimburse Landlord for the same as additional rent after being billed therefor. Landlord shall also carry commercial general liability insurance with respect to the Building in amounts and with coverages as is reasonably prudent (or may self-insure against the liabilities covered by such insurance). Such policy shall be excess and non-contributory of Tenant's liability policies. All insurance policies carried by Landlord shall be issued by insurers rated, at a minimum, not less than A-VIII in Best's Insurance Guide. The cost of all insurance maintained by Landlord shall be included in Expenses.

         C.    Mutual Waiver of Subrogation. Landlord and Tenant each agree that
               ----------------------------
neither Landlord nor Tenant (nor their respective successors or assigns) will have any claim against the other for any loss, damage or injury to property which is covered by insurance carried by either party (or which would have been covered if the respective party had carried the insurance required by this Lease), notwithstanding the negligence of either party in causing the loss. Each party agrees to obtain an agreement from its insurer permitting the foregoing waiver if the policy does not expressly permit a waiver of subrogation.

         11.   WAIVER AND INDEMNITY.

         A.    Tenant's Waiver. Tenant releases Landlord, its property manager
               ---------------
and their respective agents and employees from, and waives all claims for, damage or injury to person or property and loss of business sustained by Tenant and resulting from the Building or the Premises or any part thereof or any equipment therein becoming in disrepair, or resulting from any accident in or about the Building or the Complex. This paragraph shall apply particularly, but not exclusively, to flooding, damage caused by Building equipment and apparatus, water, snow, frost, steam, excessive heat or cold, broken glass, sewage, gas, odors, excessive noise or vibration or the bursting or leaking of pipes, plumbing fixtures or sprinkler devices. Without limiting the generality of the foregoing, Tenant waives all claims and rights of recovery against Landlord, its property manager and their respective agents and employees for any loss or damage to any property of Tenant, which loss or damage is insured against, or required to be insured against, by Tenant pursuant to Section 10 above, whether or not such loss or damage is due to the fault or negligence of Landlord, its property manager or their respective agents or employees, and regardless of the amount of insurance proceeds collected or collectible under any insurance policies in effect. The foregoing release and waivers do not apply to claims caused by Landlord's wilful misconduct.

         B.    Tenant's Indemnity. Tenant agrees to indemnify, defend and hold
               ------------------
harmless Landlord, its property manager and their respective agents and employees, from and against any and all claims, demands, actions, liabilities, damages, costs and expenses (including reasonable attorneys' fees), for injuries to any third parties and damage to or theft or misappropriation or loss of property of third parties occurring in or about the Building and arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed under this Lease or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. Without limiting the foregoing, Tenant shall indemnify, defend and hold Landlord harmless from any claims, liabilities, damages, costs and expenses arising out of the use or storage of hazardous or toxic materials in the Building by Tenant. If any such proceeding is filed against Landlord or any such indemnified party, Tenant agrees to defend Landlord or such party in such proceeding at Tenant's sole cost, if requested by Landlord. Notwithstanding anything contained in this Section 11B to the contrary, Tenant shall not be required to indemnify Landlord, its property manager or their respective agents and employees from or in respect of any claim or matter which results from the negligence or wilful misconduct of Landlord, its property manager or their respective agents and employees, except to the extent that such claim or matter is insured against, or required to be insured against, by Tenant pursuant to Section 10 of this Lease (regardless of the amount of insurance proceeds collected or collectible under any insurance policies in effect).

         C.    Landlord's Waiver. Landlord releases Tenant and waives all claims
               -----------------
and rights of recovery against Tenant and its agents and employees for any damage or injury to person or property or loss of business sustained by Landlord, which damage, injury or loss is insured against, or required to be insured against, by Landlord pursuant to Section 10 above, whether or not such loss or damage is due to the fault or negligence of Tenant or its agents or employees, and regardless of the amount of insurance proceeds collected or collectible under any insurance policies in effect. The foregoing release and waiver do not apply to a claim caused by Tenant's wilful misconduct.

         D.    Landlord's Indemnity. Landlord agrees to indemnify, defend and
               --------------------
hold harmless Tenant and its agents and employees, from and against any and all claims, demands, actions, liabilities, damages, costs and expenses (including reasonable attorneys' fees), for injuries to any third parties and damage to or theft or misappropriation or loss of property of third parties occurring in or about the Building and arising from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed under this Lease or due to any other act or omission of Landlord or its employees, contractors and agents. Without limiting the foregoing, Landlord shall indemnify, defend and hold Tenant harmless from any claims, liabilities, damages, costs and expenses arising out of the use or storage of hazardous or toxic materials in the Building by Landlord. If any such proceeding is filed against Tenant or any such indemnified party, Landlord agrees to defend Tenant or such party in such proceeding at Landlord's sole cost, if requested by Tenant. Notwithstanding anything contained in this Section 11D to the contrary, Landlord shall not be required to indemnify Tenant or its agents and employees from or in respect of any claim or matter which results from the negligence or wilful misconduct of Tenant or its agents and employees, except to the extent that such claim or matter is insured against, or required to be insured against, by Landlord pursuant to Section 10 of this Lease (regardless of the amount of insurance proceeds collected or collectible under any insurance policies in effect).

         12. FIRE AND CASUALTY. Upon a fire or other casualty affecting the Building, Landlord, with commercially reasonable diligence and promptness, shall restore the Building. Notwithstanding the foregoing, if (i) all or a substantial part of the Premises or the Building is rendered untenantable by reason of fire or other casualty or (ii) a fire or casualty occurs during the last 12 months of the Term (taking into account any Extension Option [as hereinafter defined] that has been exercised prior to date of the fire or casualty), Landlord may, at its option, either restore the Premises and the Building, or terminate this Lease effective as of the date of such fire or other casualty. Landlord agrees to give Tenant written notice within 60 days after the occurrence of any such fire or other casualty designating whether Landlord elects to so restore or terminate this Lease. If Landlord elects to terminate this Lease, Rent shall be paid through and apportioned as of the date of such fire or other casualty. If Landlord elects to restore, Landlord's obligation to restore the Premises shall be limited to restoring those improvements in the Premises existing as of the date of such fire or other casualty which were made at Landlord's expense and shall exclude any furniture, equipment, fixtures, additions, alterations or improvements in or to the Premises which were made at Tenant's expense. Provided Landlord has carried the property insurance required to be carried by Landlord pursuant to Section 10B, Landlord shall not be obligated to restore the Premises if Landlord does not receive insurance proceeds in an amount sufficient to pay all of the costs of such restoration (in which case if Landlord elects not to restore, this Lease shall terminate as of the date of the fire or casualty). If Landlord elects to restore, Rent shall abate for that part of the Premises which is untenantable on a per diem basis from the date of such fire or other casualty until Landlord has substantially completed its repair and restoration work and obtained a certificate of occupancy relating to its work (if required), provided that Tenant does not occupy such part of the Premises during said period. Notwithstanding anything contained in this Section 12 to the contrary, within 60 days after the date of any fire or other casualty which renders all or a substantial part of the Premises or the Building untenantable, Landlord shall provide to Tenant in writing Landlord's good faith estimate of the time required by Landlord to restore the Premises. If Landlord's good faith estimate of the time required to restore the Premises exceeds 270 days from the date of such fire or casualty, then Tenant shall have the right, exercisable by written notice to Landlord within 15 days after delivery of Landlord's good faith estimate, to terminate this Lease as of the date of such fire or other casualty. Notwithstanding the foregoing, Tenant shall have no right to terminate this Lease if the fire or other casualty was caused, in whole or in part, by the negligence or intentional misconduct of Tenant or Tenant's agents, employees, contractors, invitees, subtenants or assigns.

         13. CONDEMNATION. If the Premises or the Building is rendered untenantable by reason of a condemnation (or by a deed given in lieu thereof), then either party may terminate this Lease by giving written notice of termination to the other party within 30 days after such condemnation, in which event this Lease shall terminate effective as of the date which is the day immediately preceding the date of such condemnation. If this Lease so terminates, Rent shall be paid through and apportioned as of such termination date. If such condemnation does not render the Premises or the Building untenantable, this Lease shall continue in effect and Landlord shall promptly restore the portion not condemned to the condition existing prior to the condemnation. In such event, however, Landlord shall not be required to expend an amount in excess of the proceeds received by Landlord from the condemning authority (in which case if Landlord elects not to restore, this Lease shall terminate as of the date of the condemnation). Landlord reserves all rights to compensation for any condemnation. Tenant hereby assigns to Landlord any right Tenant may have to such compensation, and Tenant shall make no claim against Landlord or the condemning authority for compensation for termination of Tenant's leasehold interest under this Lease or interference with Tenant's business, provided, however, Tenant may pursue a separate claim against the condemning authority for Tenant's moving costs and the book value of any leasehold improvements to the Premises paid for by Tenant so long as such claim will not adversely affect or diminish any award or compensation otherwise recoverable by Landlord.

         14.  ASSIGNMENT AND SUBLETTING.

         A.   Landlord's Consent. Tenant shall not, without the prior written
              ------------------
consent of Landlord (which consent, with respect to a proposed assignment or subletting, shall not be unreasonably withheld or conditioned as provided in
Section 14B): (i) assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, or sublease the Premises, or any part thereof, whether voluntarily or by operation of law; or (ii) permit the use of the Premises by any person other than Tenant and its employees. Any such transfer, sublease or use described in the preceding sentence (a "Transfer") occurring without the prior written consent of Landlord shall be void and of no effect. Landlord's consent to any Transfer shall not constitute a waiver of Landlord's right to withhold its consent to any future Transfer. Landlord's consent to any Transfer or acceptance of rent from any party other than Tenant shall not release Tenant from any covenant or obligation under this Lease. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the obligations of Tenant hereunder. In no case may Tenant assign this Lease to more than one person or entity (provided the foregoing limitation shall not limit an assignment to a single partnership or joint venture). For the purposes of this paragraph, the transfer (whether direct or indirect) of all or a majority of the capital stock in a corporate Tenant (other than the shares of the capital stock of a corporate Tenant whose stock is publicly traded or the sale of stock in an "initial public offering") or the merger, consolidation or reorganization of such Tenant and the transfer of all or any general partnership interest in any partnership Tenant shall be considered a Transfer if, after the conclusion of such transaction, Tenant has a net worth of less than $100 million. If Tenant is a general or limited partnership (or is comprised of two or more persons or entities), the change or conversion of Tenant to (i) a limited liability company, (ii) a limited liability partnership or (iii) any other entity which possesses the characteristics of limited liability shall be prohibited unless the prior written consent of Landlord is obtained, which consent may be withheld in Landlord's sole discretion. Any such change or conversion without Landlord's consent shall not release the individuals or entities comprising Tenant from personal liability hereunder. Notwithstanding anything contained in this Section 14A to the contrary, provided Tenant is not then in Default under this Lease, Tenant shall have the right to assign this Lease or sublease the Premises, or any part thereof, to an "Affiliate" (as defined below) without the prior written consent of Landlord, but only upon prior written notice to Landlord and subject to all of the other provisions of this Lease, specifically including, without limitation, the continuation of liability of Tenant under this Lease. Upon an assignment of this Lease to an Affiliate, the Affiliate shall assume the obligations of the tenant under this Lease from and after the effective date of such assignment pursuant to a written assumption agreement executed and delivered to Landlord promptly after the effective date of such assignment. "Affiliate" shall mean any corporation or other entity controlling, controlled by or under the common control with Tenant or the surviving entity formed as a result of a merger or consolidation with Tenant. The word "control," as used herein, shall mean the power to direct or cause the direction of the management and policies of the controlled entity (i) through ownership of more than 50% of the voting securities in such controlled entity or (ii) by virtue of voting trusts or other contractual arrangements. Nothing contained in this Section 14A shall permit an assignment of this Lease or the subleasing of the Premises to any Affiliate that is disreputable, non-creditworthy or otherwise not in keeping with the nature or class of tenants in a Class A office building. Landlord hereby acknowledges that, as of the date of Landlord's execution of this Lease, Zurich Kemper Life Insurance Company is an Affiliate of Tenant that is also, for purposes of this Section 14A, reputable, creditworthy and in keeping with the nature and class of tenants in a Class A office building.

         B.  Standards for Consent. If Tenant desires the consent of Landlord to
             ---------------------
a Transfer, Tenant shall submit to Landlord, at least 20 days prior to the proposed effective date of the Transfer, a written notice which includes such information as Landlord may reasonably require about the proposed Transfer and the transferee. If Landlord does not exercise its recapture right pursuant to
Section 14C, Landlord shall not unreasonably withhold its consent to any assignment or sublease. Landlord shall not be deemed to have unreasonably withheld its consent if, in the judgment of Landlord: (i) the transferee is of a character or engaged in a business which is not in keeping with the standards or criteria used by Landlord in leasing the Building; (ii) the financial condition of the transferee is such that it is reasonably likely that it will not be able to perform its obligations in connection with this Lease; (iii) the purpose for which the transferee intends to use the Premises or portion thereof or the identity of the transferee is in violation of the terms of this Lease or the lease of any other tenant in the Building; (iv) the transferee is a tenant of or negotiating for space in the Building and Landlord has comparable space in the Building available to lease to such party; or (v) any other basis that Landlord reasonably deems appropriate. If Landlord consents to any Transfer (other than a Transfer to an Affiliate), Tenant shall pay to Landlord one-half of all rent and other consideration received by Tenant in excess of the Rent paid by Tenant hereunder for the portion of the Premises so transferred (after deducting therefrom the amount of all reasonable brokerage commissions, advertising expenses, rent abatements, space planning fees, legal fees, cash allowances and tenant improvement costs actually paid or incurred by Tenant in connection with such Transfer). Such rent shall be paid as and when received by Tenant. In addition, Tenant shall pay to Landlord any reasonable attorneys' fees and reasonable and customary expenses incurred by Landlord in connection with any proposed Transfer, whether or not Landlord consents to such Transfer (such legal fees shall not exceed $1,000 for a typical transaction using customary forms). If Landlord wrongfully withholds its consent to any Transfer, Tenant's sole and exclusive remedy therefor shall be to seek specific performance of Landlord's obligation to consent to such Transfer.

         C.  Recapture. Landlord shall have the right to terminate this Lease as
             ---------
to that portion of the Premises covered by an assignment (other than an assignment to an Affiliate). Landlord may exercise such right to terminate by giving notice to Tenant at any time within 20 days after the date on which Tenant has furnished to Landlord all of the items required under Section 14B above. If Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of the entire Premises on the later of (i) the effective date of the proposed assignment, or (ii) 60 days after the date of Landlord's notice of termination. In the event Landlord exercises such right to terminate, Landlord shall have the right to enter into a lease with the proposed assignee without incurring any liability to Tenant on account thereof. To avoid Landlord having the right to recapture after Tenant has exerted time and expense marketing the Premises, Tenant may notify Landlord in advance of Tenant's desire to assign this Lease. Such notice shall specify the desired effective date (which shall not be less than 60 days after the delivery of Tenant's notice). Landlord shall have the right to terminate this Lease as to the entire Premises on the terms set forth above in this Section 14C by giving notice to Tenant within 20 days after receipt of Tenant's notice. If Tenant so notifies Landlord in advance of a desired assignment and Landlord declines to exercise its recapture right, Landlord may not terminate this Lease on account of any proposed assignment by Tenant within the 180 day period after the giving of Tenant's initial notice. The foregoing shall not limit or impair Tenant's obligation to obtain Landlord' consent to any such assignment.

         15. SURRENDER. Upon termination of the Term or Tenant's right to possession of the Premises, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and damage by fire or other casualty excepted. If Landlord requires Tenant to remove any alterations pursuant to
Section 9, then such removal shall be done in a good and workmanlike manner; and upon such removal Tenant shall restore the Premises to its condition prior to the installation of such alterations. With respect to the initial "Work" described in Exhibit C, Tenant shall only be required to remove raised computer flooring, supplemental HVAC equipment, cables and wiring [excluding cables and wiring within the Premises] and items specified by Landlord in writing when it approves the Construction Documents. Tenant shall be required to close any floor openings created for Tenant, excluding floor openings for internal stairways. Tenant may not remove the generator described in Section 3, which shall remain Landlord's property. If Tenant does not remove such alterations after request to do so by Landlord, Landlord may remove the same and restore the Premises; and Tenant shall pay the cost of such removal and restoration to Landlord upon demand. Tenant shall also remove its furniture, equipment, trade fixtures and all other items of personal property from the Premises prior to the termination of the Term or Tenant's right to possession of the Premises. If Tenant does not remove such items, Tenant shall be conclusively presumed to have conveyed the same to Landlord without further payment or credit by Landlord to Tenant; or at Landlord's sole option such items shall be deemed abandoned, in which event Landlord may cause such items to be removed and disposed of at Tenant's expense, without notice to Tenant and without obligation to compensate Tenant.

         16.   DEFAULTS AND REMEDIES.

         A.    Tenant's Default. The occurrence of any of the following shall
               ----------------
constitute a default (a "Default") by Tenant under this Lease: (i) Tenant fails to pay any Rent when due (and, only with respect to the first two of such defaults within any 12-month period, such default shall continue for five business days after written notice to Tenant); (ii) Tenant fails to perform any other provision of this Lease and such failure is not cured within 30 days (or immediately if the failure involves a hazardous condition) after written notice from Landlord; (iii) the leasehold interest of Tenant is levied upon or attached under process of law; (iv) Tenant or any guarantor of this Lease dies or dissolves; or (v) any voluntary or involuntary proceedings are filed by or against Tenant or any guarantor of this Lease under any bankruptcy, insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within 30 days after filing.

         B.    Right of Re-Entry. Upon the occurrence of a Default, Landlord may
               -----------------
elect to terminate this Lease, or, without terminating this Lease, terminate Tenant's right to possession of the Premises. Upon any such termination, Tenant shall immediately surrender and vacate the Premises and deliver possession thereof to Landlord. Tenant grants to Landlord the right to lawfully enter and repossess the Premises and to lawfully expel Tenant and any others who may be occupying the Premises and to lawfully remove any and all property therefrom, without being deemed in any manner guilty of trespass and without relinquishing Landlord's rights to Rent or any other right given to Landlord hereunder or by operation of law.

         C.    Reletting. If Landlord terminates Tenant's right to possession of
               ---------
the Premises without terminating this Lease, Landlord may relet the Premises or any part thereof. In such case, Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord shall reasonably deem appropriate; provided, however, Landlord may first lease Landlord's other available space and shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. Tenant shall reimburse Landlord for the reasonable costs and expenses of reletting the Premises including, but not limited to, all brokerage, advertising, legal, alteration, redecorating, repair and other reasonable and customary expenses incurred to secure a new tenant for the Premises. In addition, if the consideration collected by Landlord upon any such reletting, after payment of the expenses of reletting the Premises which have not been reimbursed by Tenant, is insufficient to pay monthly the full amount of the Rent, Tenant shall pay to Landlord the amount of each monthly deficiency as it becomes due. If such consideration is greater than the amount necessary to pay the full amount of the Rent, the full amount of such excess shall be retained by Landlord and shall in no event be payable to Tenant.

         D.   Termination of Lease. If Landlord terminates this Lease, Landlord
              --------------------
may recover from Tenant and Tenant shall pay to Landlord, on demand, as and for final damages, an accelerated lump sum amount equal to the amount by which the aggregate amount of Rent owing from the date of such termination through the Expiration Date plus the reasonably estimated expenses of reletting the Premises, exceeds the fair rental value of the Premises for the same period (after deducting from such fair rental value the reasonably estimated time needed to relet the Premises and the amount of concessions which would normally be given to a new tenant), both discounted to present value at the rate of 7% per annum.

         E.   Other Remedies. Landlord may but shall not be obligated to perform
              --------------
any obligation of Tenant under this Lease; and, if Landlord so elects, all costs and expenses paid by Landlord in performing such obligation, together with interest at the Default Rate, shall be reimbursed by Tenant to Landlord on demand. Any and all remedies set forth in this Lease: (i) shall be in addition to any and all other remedies Landlord may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

         F.   Bankruptcy. If Tenant becomes bankrupt, the bankruptcy trustee
              ----------
shall not have the right to assume or assign this Lease unless the trustee complies with all requirements of the United States Bankruptcy Code; and Landlord expressly reserves all of its rights, claims, and remedies thereunder.

         G.   Waiver of Trial by Jury. Landlord and Tenant waive trial by jury
              -----------------------
in the event of any action, proceeding or counterclaim brought by either Landlord or Tenant against the other in connection with this Lease.

         H.   Venue. If either Landlord or Tenant desires to bring an action
              -----
against the other in connection with this Lease, such action shall be brought in the federal or state courts located in Chicago, Illinois. Landlord and Tenant consent to the jurisdiction of such courts and waive any right to have such action transferred from such courts on the grounds of improper venue or inconvenient forum.

         I.   Default by Landlord. If Landlord shall fail to observe or perform
              -------------------
any of the covenants or provisions of this Lease to be observed or performed by Landlord, and such failure shall continue for a period of 30 days after written notice thereof from Tenant to Landlord, then Landlord shall be in default of this Lease; provided, however, if the nature of Landlord's failure is such that more than

30 days are reasonably required for its cure, then Landlord shall not be deemed to be in default if Landlord shall diligently commence such cure within said 30-day period and thereafter diligently prosecute such cure to completion. Except as otherwise expressly stated to the contrary in this Lease, in the event of a default of this Lease by Landlord that continues beyond the foregoing notice and cure period, Tenant shall have the right to pursue any of its remedies which may be available at law or in equity.

         J.    Tenant's Limited Right of Self-Help and Limited Right of Set-Off.
               ----------------------------------------------------------------

               (1) If Landlord fails to make any repair to the Premises or to the major systems serving the Premises that Landlord is required to make pursuant to the provisions of this Lease, and such failure continues for a period of 15 days after Landlord receives written notice thereof from Tenant (it being understood and agreed that such 15-day period may be extended if it is not reasonably possible for Landlord to complete such repair within such 15-day period and Landlord commences and diligently pursues the performance of such repair within such 15-day period and completes the same within a reasonable period of time) and, as a result of such failure, any portion of the Premises which (i) consists of at least 10,000 rentable square feet or (ii) provides material services necessary for the operation of Tenant's business, is rendered untenantable, then at any time after the end of such 15-day period (as the same may be extended as provided above) and prior to the time that Landlord commences the repair work to cure such failure, Tenant shall be entitled to make such repair that Landlord has failed to make. Tenant shall undertake to make such repair that Landlord has failed to make in the most cost-efficient manner practicable.

               (2) If Tenant exercises its right to make any such repair, and Tenant is not otherwise in breach or default under this Lease, then Landlord shall reimburse Tenant for the actual, reasonable, necessary cost of such repair within 30 days after Landlord receives a written request for such reimbursement accompanied by invoices, paid receipts and full and final waivers of lien evidencing the lien-free performance of such work at the cost specified in such invoices.

               (3) If Tenant exercises its right to make any such repair as provided above and Landlord fails to reimburse Tenant for the actual, reasonable, necessary costs of such repair within the 30-day period described above, and Tenant is not otherwise in breach or default under this Lease, then Tenant shall have the right to deduct from Base Rent thereafter first becoming due under this Lease the amount which Tenant is entitled to receive as reimbursement (not to exceed in any month an amount determined by Landlord). The exercise of such right of set-off by Tenant shall be communicated in writing to Landlord and its mortgagee(s) and/or ground lessor(s) not later than five days after the exercise of such right.

         17. HOLDING OVER. If Tenant retains possession of the Premises after the expiration or termination of the Term or Tenant's right to possession of the Premises, Tenant shall pay Rent during such holding over at 150% of the rate in effect immediately preceding such holding over computed on a monthly basis for each month or partial month that Tenant remains in possession. If such holding over exceeds 60 days, Tenant shall also pay, indemnify and defend Landlord from and against all claims and damages, consequential as well as direct, sustained by reason of Tenant's holding over. The provisions of this Section do not waive Landlord's right of re-entry or right to regain possession by actions at law or in equity or any other rights hereunder, and any receipt of payment by Landlord shall not be deemed a consent by Landlord to Tenant's remaining in possession or be construed as creating or renewing any lease or right of tenancy between Landlord and Tenant.

         18.   INTENTIONALLY DELETED.

         19.   INTENTIONALLY DELETED.

         20. ESTOPPEL CERTIFICATES. Tenant agrees that, from time to time upon not less than 15 days' prior written request by Landlord, Tenant shall execute and deliver to Landlord a written certificate certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in possession of the Premises, if that is the case; (iv) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no off-sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof); (vi) that the Premises have been completed in accordance with the terms and provisions of this Lease or the Work Letter and Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto (if such is the case); and
(vii) such additional matters as may be reasonably requested by Landlord, it being agreed that such certificate may be relied upon by any prospective purchaser, mortgagee or other person having or acquiring an interest in the Building. If Tenant fails to execute and deliver any such certificate within 15 days after request and such failure continues for five days after written notice, such failure shall, at Landlord's option, constitute a Default hereunder (without the necessity for Landlord to deliver any additional notice as otherwise provided in Section 16A).

         21. SUBORDINATION. This Lease is and shall be expressly subject and subordinate at all times to (a) any present or future ground, underlying or operating lease of the Building, and all amendments, renewals and modifications to any such lease, and (b) the lien of any present or future mortgage or deed of trust encumbering fee title to the Building and/or the leasehold estate under any such lease. If any such mortgage or deed of trust be foreclosed, or if any such lease be terminated, upon request of the mortgagee, beneficiary or lessor, as the case may be, Tenant will attorn to the purchaser at the foreclosure sale or to the lessor under such lease, as the case may be. The foregoing provisions are declared to be self-operative and no further instruments shall be reasonably required to effect such subordination and/or attornment; provided, however, that Tenant agrees upon request by any such mortgagee, beneficiary, lessor or purchaser at foreclosure, as the case may be, to execute such subordination and/or attornment instruments as may be reasonably required by such person to confirm such subordination and/or attornment on the form customarily used by such party (provided such form does not increase Tenant's obligations or adversely affect Tenant's rights hereunder).

Notwithstanding the foregoing to the contrary, any such mortgagee, beneficiary or lessor may elect to give the rights and interests of Tenant under this Lease (excluding rights in and to insurance proceeds and condemnation awards) priority over the lien of its mortgage or deed of trust or the estate of its lease, as the case may be. In the event of such election and upon the mortgagee, beneficiary or lessor notifying Tenant of such election, the rights and interests of Tenant shall be deemed superior to and to have priority over the lien of said mortgage or deed of trust or the estate of such lease, as the case may be, whether this Lease is dated prior to or subsequent to the date of such mortgage, deed of trust or lease. In such event, Tenant shall execute and deliver whatever instruments may be reasonably required by such mortgagee, beneficiary or lessor to confirm such superiority on the form customarily used by such party (provided such form does not increase Tenant's obligations or adversely affect Tenant's rights hereunder). If Tenant fails to execute any instrument required to be executed by Tenant under this Section 21 within 10 days after request and such failure continues for five days after written notice, such failure shall, at Landlord's option, constitute a Default hereunder (without the necessity for Landlord to deliver any additional notice as otherwise provided in Section 16A). Notwithstanding anything in this Section 21 to the contrary, Landlord shall procure a non-disturbance agreement from any present holder of a ground, underlying or operating lease or mortgage or deed of trust on the form attached hereto as Exhibit G. Furthermore, Tenant's agreement under this Section to subordinate this Lease to the interest of any holder of a ground, underlying or operating lease or mortgage or deed of trust executed or delivered after the execution and delivery of this Lease is subject to and conditioned on Landlord causing such party to deliver to Tenant a non-disturbance and attornment agreement on such party's customary form.

         22. QUIET ENJOYMENT. As long as no Default exists, Tenant shall peacefully and quietly have and enjoy the Premises for the Term, free from interference by Landlord, subject, however, to the provisions of this Lease. The loss or reduction of Tenant's light, air or view will not be deemed a disturbance of Tenant's occupancy of the Premises nor will it affect Tenant's obligations under this Lease or create any liability of Landlord to Tenant.

         23. BROKER. Tenant represents to Landlord that Tenant has dealt only with the brokers set forth in Item 7 of the Schedule (collectively, the "Brokers") in connection with this Lease and that, insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection herewith. Tenant agrees to indemnify, defend and hold Landlord, its property manager and their respective employees harmless from and against all claims, demands, actions, liabilities, damages, costs and expenses (including reasonable attorneys' fees) arising from either (i) a claim for a fee or commission made by any broker, other than the Brokers, claiming to have acted by or on behalf of Tenant in connection with this Lease, or (ii) a claim of, or right to, lien under the statutes of Illinois relating to real estate broker liens with respect to any such broker retained by Tenant. Landlord agrees to pay the Brokers a commission in accordance with the separate agreement between Landlord and the Brokers. Landlord represents to Tenant that Landlord has dealt only with the Brokers in connection with this Lease and that, insofar as Landlord knows, no other broker negotiated this Lease or is entitled to any commission in connection herewith. Landlord agrees to indemnify, defend and hold Tenant harmless from and against all claims, demands, actions, liabilities, damages, costs and expenses (including, reasonable attorneys' fees) arising from a claim for a fee or commission made by any broker, other than the Brokers, claiming to have acted by or on behalf of Landlord in connection with this Lease.

         24. NOTICES. All notices and demands to be given by one party to the other party under this Lease shall be given in writing (except as otherwise expressly provided herein), mailed or delivered to Landlord or Tenant, as the case may be, at the following addresses:

         If to Landlord:           Windy Point of Schaumburg LLC
                                   c/o Fifield Realty Corp.
                                   20 North Wacker Drive
                                   Chicago, Illinois 60606
                                   Attn: President

         with copies to:           Citigroup Investments
                                   190 South LaSalle Street
                                   Suite 2740
                                   Chicago, Illinois 60603
                                   Attn: Vice President

                                   and

                                   Schwartz, Cooper, Greenberger & Krauss, Chtd. 180 North LaSalle Street
                                   Suite 2700
                                   Chicago, Illinois 60601
                                   Attn: Daniel J. Kopp

         If to Tenant:             Zurich American Insurance Company
                                   3910 Keswick Road
                                   Baltimore, Maryland 21211
                                   Attn: Zurich U.S. Real Estate

or at such other address(es) as either party may hereafter designate. Notices shall be delivered by hand or by United States certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight air courier service. Notices shall be considered to have been given upon the earlier to occur of actual receipt, three business days after posting in the United States mail or the first business day after delivery to the courier service.

         25.   MISCELLANEOUS.

         A.    Successors and Assigns. Subject to Section 14 of this Lease, each
               ----------------------
provision of this Lease shall extend to, bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and permitted assigns; and all references herein to Landlord and Tenant shall be deemed to include all such parties.

         B.   Entire Agreement. This Lease, and the riders and exhibits, if any,
              ----------------
attached hereto which are hereby made a part of this Lease, represent the complete agreement between Landlord and Tenant; and Landlord has made no representations or warranties except as expressly set forth in this Lease. No modification or amendment of or waiver under this Lease shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

         C.   Time of Essence. Time is of the essence of this Lease and each and
              ---------------
all of its provisions, including all exhibits.


         D.   Execution and Delivery. Submission of this instrument for
              ----------------------
examination or signature by Tenant does not constitute a reservation of space or an option for lease, and it is not effective until execution and delivery by both Landlord and Tenant.

         E.   Severability. The invalidity or unenforceability of any provision
              ------------
of this Lease shall not affect or impair any other provisions.

         F.   Governing  Law. This Lease shall be governed by and  construed in
              --------------
accordance  with the laws of the State in which the Premises are located.

         G.   Attorneys' Fees. The nonprevailing party shall pay the prevailing
              ---------------
party all costs and expenses, including reasonable attorneys' fees, incurred by such prevailing party in successfully enforcing the nonprevailing party's obligations or successfully defending the prevailing party's rights under this Lease against the nonprevailing party. Each party hereto shall pay the costs and expenses, including reasonable attorneys' fees, incurred by the other party as a result of any litigation in which such first party causes such second party, without such second party's fault to become involved as a result of this Lease.

         H.   Delay in Possession; Contingencies. If Landlord fails to commence
              ----------------------------------
or complete the construction of the Building or the Work within the schedules set forth herein or is otherwise delayed in delivery of possession of the Premises, notwithstanding anything in this Lease or the Work Letter Agreement to the contrary, the following provisions shall govern:

              (i) If (a) Landlord has not commenced the excavation of the site of the Building in preparation for the construction of the Building, (b) Landlord has not obtained a foundation permit from the Village of Schaumburg for the construction of the foundation of the Building or (c) Landlord has not obtained a loan commitment for the mortgage financing of the costs of the construction of the Building or otherwise made arrangements for the payment of the costs of the construction of the Building (such as the agreement of the one or more of the members of Landlord to fund such construction [provided the foregoing shall not be deemed to be an agreement, covenant, representation or warranty that one or more of the members of Landlord will fund such construction]), by October 1, 2000, for any reason other than (a) Tenant Delays or (b) due to force majeure (not exceeding 20 days of force majeure, in the aggregate), then by written notice given not later than October 10, 2000,

         Tenant may elect to terminate this Lease, in which case neither party shall have any further obligations or liabilities under this Lease.

                  (ii) If the base Building is not sufficiently completed to allow "material stocking" (as hereinafter described) by August 1, 2001, for any reason other than (a) Tenant Delays or (b) due to force majeure (not exceeding 20 days of force majeure, in the aggregate), then by written notice given not later than August 10, 2001, Tenant may elect to terminate this Lease, in which case neither party shall have any further obligations or liabilities under this Lease. The base Building shall be considered sufficiently completed to allow material stocking when (a) exterior wall systems and glazing are substantially completed, except at material hoist and man hoist bays, and (b) floors are broom clean and in a condition to allow for tenant construction materials, such as drywall, studs, VAV boxes, light fixtures, to be stored and ready for installation.

                  (iii) If Landlord is unable to deliver possession of the Premises to Tenant by the date stated in Item 5 of the Schedule with the Work substantially completed, the date stated in Item 5 of the Schedule shall be deferred until Landlord can deliver possession to Tenant with the Work substantially completed and the date stated in item 6 of the Schedule shall be deferred for an equal number of days. Notwithstanding the foregoing, the foregoing dates shall not be deferred if delivery of possession of the Premises with the Work substantially completed is delayed by a Tenant Delay (as defined in the Work Letter Agreement).

                  (iv) If Landlord has not delivered possession of the Premises to Tenant with the Work substantially completed by the date stated in
         Item 5 of the Schedule for any reason other than (a) Tenant Delays or
         (b) due to force majeure (as described in Section 25J) (not exceeding 20 days of force majeure, in the aggregate), Tenant shall be entitled to abatement of Base Rent and Adjustment Rent first coming due under this Lease in an amount equal to the product of (i) the daily amount of Base Rent and Adjustment Rent in effect during the first month of the Term for the Premises multiplied by (ii) the number of days in the period commencing on the date stated in Item 5 of the Schedule and expiring on the date immediately preceding the date Landlord delivers possession of the Premises to Tenant with the Work substantially completed (excluding Tenant Delays and delays due to force majeure [not exceeding 20 days of force majeure, in the aggregate]).

                  (v) If Landlord has not delivered possession of the Premises to Tenant with the Work substantially completed by November 1, 2001, for any reason other than (a) Tenant Delays or (b) due to force majeure (as described in Section 25J) (not exceeding 20 days of force majeure, in the aggregate), Tenant shall be entitled to abatement of Base Rent and Adjustment Rent first coming due under this Lease in an amount equal to the product of (i) twice the daily amount of Base Rent and Adjustment Rent in effect during the first month of the Term for the Premises multiplied by (ii) the number of days in the period commencing on November 1, 2001, and expiring on the date immediately preceding the date Landlord delivers possession of the Premises to Tenant with the Work substantially completed

         (excluding Tenant Delays and delays due to force majeure [not exceeding 20 days of force majeure, in the aggregate]).

The foregoing termination rights, deferral of the Term and abatement rights shall be Tenant's sole and exclusive remedies upon a failure or delay in the construction of the Building or the Work or delivery of possession.

         If Landlord has been unable to satisfy itself that it will obtain all approvals, permits, easements or other property rights (such as the right to park automobiles on the right of way owned by Northern Illinois Gas Company depicted on Exhibit H) necessary for Landlord to be able to deliver possession of the Premises to Tenant by the date stated in Item 5 of the Schedule in compliance with all of the requirements of this Lease, for any reason other than Landlord's failure to obtain mortgage financing or another source of funds to finance the construction of the Building, then Landlord shall provide Tenant with written notice not later than July 1, 2000 (which notice shall specify the approvals, permits, easements or property rights that Landlord has been unable to obtain). During the period between the delivery of Landlord's notice and August 15, 2000, Tenant may, in cooperation with Landlord, seek to obtain in Landlord's name the specified approvals, easements, permits or property rights (provided that Tenant acknowledges and agrees that Landlord shall not be obligated to incur greater costs or expenses, to grant greater concessions, rights or encumbrances or to otherwise provide greater or different consideration, than Landlord initially intended to incur, grant or provide in obtaining such specified approvals, permits, easements or property rights). If, despite Tenant's assistance, by August 15, 2000, Landlord has not obtained the specified approvals, permits, easements or property rights to satisfy itself that it will be able to deliver possession of the Premises to Tenant by the date stated in Item 5 of the Schedule in compliance with all of the requirements of this Lease, then Landlord shall have the right to terminate this Lease by written notice given not later than August 25, 2000, in which case neither party shall have any further obligations or liabilities under this Lease.

         I.    Joint and Several Liability. If Tenant is comprised of more than
               ---------------------------
one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease.

         J.    Force Majeure. Landlord shall not be in default hereunder and
               -------------
Tenant shall not be excused from performing any of its obligations hereunder if Landlord is prevented from performing any of its obligations hereunder due to any accident, breakage, strike, shortage of materials (unless such materials can be obtained from other suppliers at a reasonable and competitive price, under reasonable and customary terms and within a reasonable and customary period of time), acts of God or other causes beyond Landlord's reasonable control. The foregoing shall not extend the time periods set forth in Section 25H except as expressly set forth therein.

         K.    Captions. The headings and titles in this Lease are for
               --------
convenience only and shall have no effect upon the construction or interpretation of this Lease.

         L.    No Waiver. No receipt of money by Landlord from Tenant after
               ---------
termination of this Lease or after the service of any notice or after the commencing of any suit or after final judgment for possession of the Premises shall renew, reinstate, continue or extend the Term or affect any such notice or suit. No waiver of any default of Landlord or Tenant shall be implied from any omission by Tenant or Landlord to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.

         M.    No Recording. Tenant shall not record this Lease or a memorandum
               ------------
of this Lease in any official records.

         N.    Limitation of Liability. Any liability of Landlord under this
               -----------------------
Lease shall be limited solely to its equity interest in the Building, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord. The obligations of Tenant under this Lease do not constitute personal obligations of the individual officers and employees of Tenant.

         O.    Counterparts; Telecopied Signatures. This Lease may be executed
               -----------------------------------
in counterparts which, when taken together, shall be deemed to be a single instrument. Signatures of the parties may be delivered by telecopier and such delivery shall have the same effect as if originally executed documents were exchanged in person.

         26.   PARKING.

         A.    Parking Areas. Attached hereto as Exhibit H is a site plan
               -------------
showing the planned parking areas serving the Complex. For so long as this Lease is in full force and effect and Tenant is not in Default hereunder, Tenant may use the available non-reserved parking spaces in such parking lots serving the Complex free of charge, on a first come, first-served basis with the other tenants and occupants of the Complex and their guests and invitees. Tenant's use of all parking spaces is subject to all applicable codes, ordinances, laws, regulations and statutes and reasonable rules and regulations promulgated from time to time by Landlord, as well as the terms set forth in the recorded Declaration of Covenants, Conditions, Restrictions, Reciprocal Rights and Easements encompassing the Complex (as amended from time to time, the "Declaration"). Furthermore, if any governmental authority, agency or department requires the use of any parking areas serving the Complex, Tenant shall no longer have the right to use such areas and Landlord shall have no liability to Tenant (nor shall Rent abate or be reduced) on account of such reduction in available parking areas (provided Landlord shall, within a reasonable period after such areas are no longer available, cause the parking areas serving the Complex to have a number of parking spaces equal to at least 90% of the parking spaces depicted on Exhibit H). Landlord may designate certain parking areas as "reserved" and Tenant shall not allow its employees or invitees to use such reserved spaces (provided that Landlord shall not designate more than five additional reserved parking spaces for other specific tenants in the parking lots adjacent to the Phase I Building [i.e., in addition to the parking spaces that are already designated as "reserved"] or more than ten reserved parking spaces for other specific tenants in the parking lots or parking deck, if any, adjacent to the Building [to be increased to 20 reserved parking spaces at any time the Premises consists of less than 225,000 rentable square feet]). Tenant shall cooperate with Landlord in any reasonable system Landlord may establish or participate in to monitor parking in the Complex, including, without limitation, a system requiring parkers to display special decals or passes. Tenant further acknowledges that the owners of parking areas serving the Complex may reconfigure, relocate or restripe the parking areas and that, from time to time, parking areas may be closed for construction activities or maintenance or repairs. Landlord shall promptly complete all construction activities, maintenance and repairs undertaken by Landlord upon parking areas owned by Landlord.

         B.   Initial Parking Deck. In addition to the base Building work
              --------------------
described in the Work Letter Agreement, Landlord shall construct a parking deck serving the Building with at least 250 spaces for Tenant's exclusive use. The "Tenant's Special Parking Spaces" shall mean the 250 parking spaces in such parking deck reserved for Tenant's exclusive use. If the parking deck constructed by Landlord contains more than 250 spaces, the excess spaces shall not be deemed to be Tenant's Special Parking Spaces.

         C.   Construction of Additional Parking Areas. Landlord agrees that if
              ----------------------------------------
Tenant notifies Landlord in writing prior to the first anniversary of the Commencement Date that Tenant desires additional parking spaces (and the number thereof), then Landlord shall design an addition to the existing parking deck to make exclusively available to Tenant the approximate number of spaces desired by Tenant (also taking into account any spaces lost due to the addition). It shall be a condition of Landlord's obligation to construct such addition to the existing parking deck that Landlord is able to obtain all required approvals and permits from the Village of Schaumburg. The design of the addition to the existing parking deck shall be determined by Landlord in its sole discretion and shall take into consideration the requirements and recommendations of the Village of Schaumburg. Within 60 days after Tenant has notified Landlord of Tenant's desire for additional parking spaces, and provided the Village of Schaumburg has approved Landlord's design, Landlord shall notify Tenant of Landlord's reasonable estimate of the costs of constructing the addition to the existing parking deck . Tenant shall approve or disapprove such estimate in writing within 30 days after receipt of Landlord's notice. If Tenant disapproves such estimate (or fails to approve such estimate in writing within the 30-day period), Landlord shall not be obligated to build the addition to the existing parking deck (and Tenant shall reimburse Landlord for the actual, reasonable, out-of-pocket costs and fees incurred by Landlord to third parties in designing such addition to the existing parking deck and seeking approvals and permits from the Village of Schaumburg [provided such costs and fees shall not exceed $10,000 unless Landlord has obtained Tenant's prior written consent to Landlord's incurrence of such excess costs and fees]). If Tenant approves the cost estimate within the 30-day period, Landlord shall, with reasonable diligence, construct the addition to the existing parking deck. Tenant shall be responsible for the costs of such addition to the existing parking deck by the payment of the Parking Deck Rent described below. The costs of such addition shall be deemed to include, without limitation, all hard costs, soft costs, architectural, engineering and consulting fees and charges, permit and inspection fees, finance charges and fees (such as points, commitment fees and lender's legal fees) and, during the period commencing on the date funds are first disbursed for the construction of the addition and expiring on the date the Parking Deck Rent commences (as provided below), interest that has accrued during such period under any construction loan that funds a portion of the costs and, with respect to funds paid during such period by Landlord rather than a lender, interest on such funds at a rate equal to the actual interest rate charged Landlord by a construction lender who has disbursed any funds in connection with the construction of the addition. "Parking Deck Rent" shall be rent payable monthly, at the same time and in the same manner as Base Rent, commencing on the first day of the month following the date Landlord makes the spaces in the addition to the existing parking deck available to Tenant for parking (regardless of whether Base Rent is then payable). The amount of the Parking Deck Rent shall be calculated after each disbursement of funds by Landlord in connection with the construction of the addition to the existing parking deck, using a "debt constant" of 10.5% for each disbursement as of the date of the disbursement (provided that if a disbursement is after the Commencement Date and thus the amortization of the costs is over less than 10 years, then the debt constant shall be increased to a percentage determined by using the same imputed interest rate as if the amortization were over 10 years). An example of the calculation of the amount of the Parking Deck Rent is attached hereto as Exhibit I. The parking spaces made available to Tenant due to the construction of the addition to the existing parking deck are also considered "Tenant's Special Parking Spaces." Landlord and Tenant shall enter into amendments to this Lease to reflect (i) the construction of the addition to the existing parking deck, promptly after Tenant approves Landlord's cost estimate, and (ii) the final amount of the Parking Deck Rent, promptly after such amount is known. If Tenant approves a cost estimate and thus directs Landlord to construct an addition to the existing parking deck, Landlord may, in its sole discretion, construct an addition containing more parking spaces than the number desired by Tenant. If Landlord constructs additional spaces, then (x) the marginal cost of such additional spaces shall be borne exclusively by Landlord and (y) such additional spaces shall not be included in Tenant's Special Parking Spaces.

         D.   Reserved Parking Spaces. Landlord shall furnish to Tenant a number
              -----------------------
of reserved parking spaces equal to the number of Tenant's Special Parking Spaces for so long as this Lease is in full force and effect and Tenant is not in Default under this Lease. The locations of the reserved parking spaces shall be designated by Landlord and shall be subject to change from time to time (provided all of Tenant's Special Parking Spaces shall be in the parking deck). Landlord shall mark Tenant's reserved parking spaces in a reasonable manner to indicate to third parties that such spaces are reserved for use by Tenant and Landlord shall use reasonable and customary efforts to prevent unauthorized use of Tenant's reserved parking spaces, but Landlord shall have no responsibility for or liability in the event of any unauthorized use of said reserved parking spaces.

         27.  EXPANSION OPTION.

         A.   Expansion Space and Expansion Date. For purposes of this Section
              ----------------------------------
27, the "Expansion Space" shall mean a whole floor of the Building designated by Landlord contiguous to the Premises. Landlord shall notify Tenant ("Landlord's Expansion Notice") of the location of the Expansion Space and the date it will be available for Tenant to lease (the "Expansion Date"), which Expansion Date must be within the 15-month period commencing on the fifth anniversary of the Commencement Date, at least 12 months prior to the Expansion Date. If Tenant has leased so much of the Building that a whole floor does not remain unleased by Tenant, this Section 27 shall be null and void.

         B.    Expansion Option. Tenant shall have the option (the "Expansion
               ----------------
Option") to lease all (but not less than all) of the Expansion Space effective as of the Expansion Date, upon the following terms and conditions:

               (i) Tenant gives Landlord a written notice of Tenant's election to exercise the Expansion Option, which notice is given not later than nine months prior to the Expansion Date;

               (ii) Tenant gives Landlord, concurrently with Tenant's exercise of the Expansion Option, current financial statements of Tenant (which may be consolidated so long as Landlord can reasonably derive specific financial information about Tenant) evidencing to Landlord's reasonable satisfaction a net worth in excess of $100 Million Dollars; and

               (iii) This Lease is in full force and effect and Tenant is not in Default under this Lease, either on the date Tenant exercises the Expansion Option or on the Expansion Date.

         C.    Term. If Tenant timely and properly exercises the Expansion
               ----
Option, the lease term for the Expansion Space shall commence effective as of the Expansion Date and shall be coterminous with the Term for the initial Premises. In no event shall Landlord be liable to Tenant if Landlord is unable to deliver possession of the Expansion Space on the specified date for causes outside Landlord's reasonable control. If Landlord is unable to deliver possession of the Expansion Space to Tenant by the specified Expansion Date, then the Expansion Date shall be deferred until Landlord can deliver possession of the Expansion Space to Tenant (excluding Tenant Delays). If Tenant does not timely or properly exercise the Expansion Option, Landlord may at any time thereafter lease the Expansion Space to any third party on such terms and conditions as are acceptable to Landlord, without any further rights of Tenant to lease such space (subject to the Right of First Refusal [as hereinafter defined]).

         D.    Base Rent. If Tenant exercises the Expansion Option, effective as
               ---------
of the Expansion Date, Tenant shall pay Base Rent for the Expansion Space in accordance with this Lease. The annual rate of Base Rent for the Expansion Space shall equal the product of the number of rentable square feet in the Expansion Space multiplied by the annual rate of Base Rent per square foot of rentable area payable from time to time under this Lease for the initial Premises as determined pursuant to Exhibit A.

         E.    Adjustment Rent. If Tenant exercises the Expansion Option, Tenant
               ---------------
shall pay Adjustment Rent for the Expansion Space in accordance with Section 2. Effective as of the Expansion Date, Tenant's Proportionate Share shall be increased by an amount equal to the quotient of (x) the total rentable area of the Expansion Space divided by (y) the rentable area of the Building.

         F.    No Rent Abatement. There shall be no abatement of Base Rent or
               -----------------
Adjustment Rent for the Expansion Space.

         G.  Tenant Improvements. If Tenant exercises the Expansion Option,
             -------------------
Landlord shall provide Tenant with a tenant improvement allowance in the amount equal to the product of:

             (i) $40.00 per rentable square foot of the Expansion Space multiplied by

             (ii) the quotient of (x) the number of full calendar months remaining in the scheduled Term as of the Expansion Date divided by (y) 120.

Notwithstanding the foregoing, if the Expansion Space has previously been improved for another tenant or occupant, the tenant improvement allowance for the Expansion Space shall instead be equal to $15.00 per rentable square foot of the Expansion Space. Any such tenant improvement allowance shall be used only for improvements to the Expansion Space and the balance of the Premises (provided up to $10.00 per rentable square foot of the Expansion Space may be used as a credit against Rent coming due) and Landlord and Tenant agree to execute a Work Letter Agreement with respect to such improvements in a form substantially similar to the form attached hereto as Exhibit C. Tenant agrees that for the Expansion Space, it must deliver Construction Documents in a form approved by Landlord (which approval shall not be unreasonably withheld) for the improvements desired by Tenant in such Expansion Space at least four months in advance of the Expansion Date. Any delay in delivery of the Construction Documents shall constitute a Tenant Delay.

         H.  Application of Other Provisions. Except as set forth in this
             -------------------------------
Section 27, all of the terms and provisions of this Lease shall apply with respect to the lease by Landlord to Tenant of the Expansion Space.

         I.  Amendment. If Tenant exercises the Expansion Option, Landlord and
             ---------
Tenant shall execute and deliver an amendment to this Lease reflecting the lease by Landlord to Tenant of the Expansion Space on the terms herein provided, which amendment shall be executed and delivered within 30 days after Tenant exercises the Expansion Option.

         J.  Termination. The Expansion Option shall automatically terminate and
             -----------
become null and void upon the earlier to occur of (1) the expiration or termination of this Lease, (2) the termination of Tenant's right to possession of all of the Premises, (3) the assignment of this Lease by Tenant (other than to an Affiliate), (4) the sublease by Tenant (other than to an Affiliate) of all or more than 40% of the rentable area of the Premises, in the aggregate with all other space then sublet (other than to an Affiliate), (5) the failure by Tenant to timely and properly exercise the Expansion Option, or (6) Tenant's exercise of the Contraction Option.

         28. RIGHT OF FIRST REFUSAL.

         A.  ROFR Space. For purposes of this Lease, the "ROFR Space" shall mean
             ----------
all rentable areas in the Building not leased by Tenant.

         B.  Right of First Refusal. With respect to any lease which Landlord
             ----------------------
hereafter intends to enter into with a third-party tenant for all or any portion of the ROFR Space and which has a lease term commencing at any time prior to the date that is two years prior to the Expiration Date (taking into account exercised Extension Options [as hereinafter defined]) (but excluding any new or renewal lease with any then existing tenant of all or any portion of the ROFR Space, whether pursuant to an option or right in such tenant's lease or pursuant to new negotiations between Landlord and such tenant, and excluding any lease expansion with any then existing tenant of any portion of the ROFR space pursuant to an option or right then existing in such tenant's lease), Landlord shall give Tenant written notice of such intent ("Landlord's ROFR Notice") prior to Landlord entering into such lease. Landlord's Notice shall specify (i) the location and rentable area of the portion of the ROFR Space which Landlord intends to lease (which is henceforth referred to as the "Actual ROFR Space"), (ii) the commencement date and expiration date of the lease term for the Actual ROFR Space, (iii) the rate of rent and other economic terms for the Actual ROFR Space, (iv) how much time Landlord anticipates will be required to improve the Actual ROFR Space and (v) all options and other material business terms of the proposed lease. Tenant shall thereupon have a right (a "Right of First Refusal") to lease all, but not less than all, of the Actual ROFR Space, subject to the following terms and conditions:

                  (1) Tenant gives Landlord a written notice of its election to exercise the Right of First Refusal within seven business days after Landlord gives Tenant Landlord's ROFR Notice;

                  (2) Tenant gives Landlord, concurrently with Tenant's exercise of the Right of First Refusal, current financial statements of Tenant (which may be consolidated so long as Landlord can reasonably derive specific financial information about Tenant) evidencing to Landlord's reasonable satisfaction a net worth in excess of $100 million; and

                  (3) Tenant is not in Default under this Lease, either on the date Tenant exercises the Right of First Refusal or on the proposed commencement date of the lease term for the Actual ROFR Space, and this Lease is in full force and effect both on the date Tenant exercises the Right of First Refusal and on the proposed commencement date of the lease term for the Actual ROFR Space.

If Tenant does not timely or properly exercise a Right of First Refusal, Landlord may at any time thereafter lease the Actual ROFR Space to the third-party tenant, without any further rights of Tenant to lease such space unless and until (x) six months has elapsed and Landlord has not entered into a lease with such third-party tenant or (y) such third-party tenant has vacated the Actual ROFR Space and it is available for leasing.

         C.       Terms. If Tenant exercises a Right of First Refusal, the
                  -----
following terms and provisions shall apply:

                  (1) Landlord shall lease the Actual ROFR Space to Tenant for a lease term commencing on the availability date specified in Landlord's ROFR Notice and expiring on the Expiration Date of the Term (or, if different, at Tenant's option, on the expiration date specified in Landlord's ROFR Notice). In no event shall Landlord be liable to Tenant if

         Landlord is unable to deliver possession of the Actual ROFR Space on the availability date specified in Landlord's ROFR Notice for causes outside Landlord's reasonable control (including, without limitation, the failure of any existing tenant in such Actual ROFR Space to timely vacate its premises [provided Landlord shall use commercially reasonable, customary efforts to cause such tenant to vacate its premises]). If Landlord is unable to deliver possession of the Actual ROFR Space to Tenant by the specified availability date, then the commencement date of the lease term of the Actual ROFR Space shall be deferred until Landlord can deliver possession of the Actual ROFR Space to Tenant (excluding Tenant Delays).

                  (2) The annual rate of Base Rent for the Actual ROFR Space shall be equal to the amount stated in Landlord's ROFR Notice. Tenant shall pay Adjustment Rent for the Actual ROFR Space in accordance with the terms of Landlord's ROFR Notice.

                  (3) Tenant shall not be entitled to any rental abatement for an Actual ROFR Space except as provided in Landlord's ROFR Notice (to be prorated as provided in clause (4) below, if applicable).

                  (4) Tenant shall accept each Actual ROFR Space in an "as-is", "where-is" physical condition, without any agreement, representation, credit or allowance from Landlord with respect to the improvement or condition thereof, except that Landlord shall provide Tenant with a tenant improvement allowance (and other economic concessions) equal to the amount stated in Landlord's ROFR Notice, provided that if the expiration date stated in Landlord's ROFR Notice is different than the Expiration Date, and Tenant has elected that the lease term of the Actual ROFR Space will expire on the Expiration Date, then such tenant improvement allowance (and other economic concessions) stated in Landlord's ROFR Notice will be prorated to reflect such difference (e.g., if the lease term stated in Landlord's ROFR Notice is longer than Tenant's scheduled lease term of the Actual ROFR Space, the tenant improvement allowance stated in Landlord's ROFR Notice shall be decreased proportionately based upon the number of months in the lease term stated in Landlord's ROFR Notice and the number of months in the scheduled lease term). Any such tenant improvement allowance shall be used only for improvements to the Actual ROFR Space and the balance of the Premises (provided up to $10.00 per rentable square foot of the Actual ROFR Space may be used as a credit against Rent coming due) and Landlord and Tenant agree to execute a Work Letter Agreement with respect to such improvements in a form similar to the form attached hereto as Exhibit C.

                  (5) Tenant's lease of the Actual ROFR Space shall be upon the terms set forth in Landlord's ROFR Notice, except as otherwise provided herein.

                  (6) All of the terms and provisions of this Lease shall apply with respect to the lease of an Actual ROFR Space, except as the same may be inconsistent with the provisions of this Section 28.

         D.   Amendment. If Tenant exercises a Right of First Refusal, Landlord
              ---------
and Tenant shall execute and deliver an amendment to this Lease reflecting the lease of the Actual ROFR Space by Landlord to Tenant on the terms herein provided, which amendment shall be executed within 30 days after Tenant exercises the Right of First Refusal.

         E.   Termination. Each Right of First Refusal shall automatically
              -----------
terminate and become null and void upon the earlier to occur of (1) the expiration or termination of this Lease, (2) the termination by Landlord of Tenant's right to possession of all of the Premises, (3) the assignment of this Lease by Tenant (other than to an Affiliate), (4) the sublease by Tenant (other than to an Affiliate) of all or more than 40% of the rentable area of the Premises, in the aggregate with all other space then sublet (other than to an Affiliate), (5) the failure of Tenant to timely or properly exercise the Right of First Refusal, or (6) Tenant's exercise of the Contraction Option.

         29.  EXTENSION OPTIONS.

         A.   First Extension Option. Tenant shall have an option (the "First
              ----------------------
Extension Option") to renew the Term with respect to all (but not less than all) of the Premises demised under or pursuant to this Lease as of the expiration date of the initial Term, for one additional term (the "First Extension Term") of five years, upon the following terms and conditions:

              (1) Tenant gives Landlord written notice of Tenant's election to exercise the First Extension Option not later than 12 months prior to the expiration date of the initial Term;

              (2) Tenant gives Landlord, concurrently with Tenant's exercise of the First Extension Option, current financial statements of Tenant (which may be consolidated so long as Landlord can reasonably derive specific financial information about Tenant) evidencing to Landlord's reasonable satisfaction a net worth in excess of $500 Million Dollars; and

              (3) Tenant is not in Default under this Lease, either on the date Tenant exercises the First Extension Option or on the expiration date of the initial Term, and this Lease is in full force and effect on the date on which Tenant exercises the First Extension Option and on the proposed commencement date of the First Extension Term.

         B.   Second Extension Option. Tenant shall have an option (the "Second
              -----------------------
         Extension Option") to renew the Term with respect to all (but not less than all) of the Premises demised under or pursuant to this Lease as of the expiration date of the First Extension Term, for one additional term (the "Second Extension Term") of five years, upon the following terms and conditions:

              (1) Tenant gives Landlord written notice of Tenant's election to exercise the Second Extension Option not later than 12 months prior to the expiration date of the First Extension Term;

              (2) Tenant gives Landlord, concurrently with Tenant's exercise of the Second Extension Option, current financial statements of Tenant (which may be consolidated so long as Landlord can reasonably derive specific financial information about Tenant) evidencing to Landlord's reasonable satisfaction a net worth in excess of $500 Million Dollars; and

              (3) Tenant is not in Default under this Lease, either on the date Tenant exercises the Second Extension Option or on the expiration date of the First Extension Term, and this Lease is in full force and effect on the date on which Tenant exercises the Second Extension Option and on the proposed commencement date of the Second Extension Term.

         C.   Terms. If Tenant timely and properly exercises the First Extension
              -----
Option or the Second Extension Option (each an "Extension Option"):

              (1) The Rent payable for the First Extension Term or the
         Second Extension Term (each, an "Extension Term"), as applicable, shall be equal to the "market rate of rent" that will be in effect at the commencement of the Extension Term. "Market rate of rent" shall mean 95% of the total rate of rent, including component parts of such rate of rent such as base rent, fixed and/or indexed rental adjustments and all rental adjustments for Taxes and Expenses for the Building, taking into account Landlord contributions, if any, to Taxes and Expenses for the Building, and tenant concessions, if any, such as rent abatements and tenant improvement allowances, which landlords of comparable office buildings in Schaumburg, Illinois are offering to third party tenants for office space comparable to the Premises (taking into account the lengths of the terms and the sizes and levels of improvement of the spaces demised under such leases to third party tenants). The Base Rent payable during the Extension Term shall be subject to adjustment during the Extension Term as provided in the market rate of rent. There shall be no abatement of Base Rent or Adjustment Rent for the Premises during the Extension Term, except as may be specifically included in the market rate of rent or unless Landlord and Tenant otherwise agree.

              Upon Tenant's exercise of an Extension Option, Landlord shall provide Tenant with written notice of Landlord's determination of the "market rate of rent." Such notice shall be given not later than the last to occur of (i) 30 days after Tenant exercises the Extension Option or (ii) 12 months prior to the Commencement Date of the Extension Term. Tenant shall have 20 days ("Tenant's Review Period") after receipt of Landlord's notice of the proposed "market rate of rent" within which to accept such proposed "market rate of rent" or to object thereto in writing. If Tenant so objects, Landlord and Tenant shall attempt to agree upon such "market rate of rent" using their best good faith efforts. If Landlord and Tenant fail to reach agreement by the date that is 20 days following the expiration of Tenant's Review Period (the "Outside Agreement Date"), then each party's good faith determination of "market rate of rent" for the Extension Term shall be submitted by sealed bid to arbitration in accordance with the following procedure:

              (i) Not later than 20 days following the Outside Agreement Date, Landlord and Tenant shall each appoint one independent arbitrator who shall by profession be a real estate appraiser (with the professional designation of M.A.I. or, if M.A.I. ceases to exist, a comparable designation from an equivalent professional appraiser organization) or office leasing broker who shall have been active over the 10-year period ending on the date of such appointment in appraising or leasing of commercial properties in the Chicago metropolitan area. The two arbitrators so appointed shall within 10 days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators. If the two arbitrators fail to agree upon and appoint a third arbitrator, both arbitrators shall be dismissed and Landlord and Tenant each shall promptly select and appoint one new arbitrator each possessing the qualifications above.

                  (ii) The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted "market rate of rent" for the Extension Term is the closest to the "market rate of rent" as determined by the arbitrators, taking into account all relevant elements, including, without limitation, the elements listed above. The three arbitrators shall within 30 days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted "market rate of rent" and shall notify Landlord and Tenant thereof in writing.

                  (iii) The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant and judgment upon such decision may be entered into by any court having jurisdiction over Landlord and Tenant.

                  (iv) The cost of arbitration shall be paid by Landlord if Tenant's submitted "market rate of rent" is selected and by Tenant if Landlord's submitted "market rate of rent" is selected.

                  (v) Notwithstanding the foregoing, if either Landlord or Tenant fails to appoint an arbitrator within 30 days after the Outside Agreement Date as provided above and such failure to appoint an arbitrator is not cured within 10 days after receipt by such failing party of written demand to do so by the other party (which other party shall have appointed its arbitrator prior to sending such written demand), then the arbitrator appointed by the party sending such demand, acting alone, shall reach a decision on the applicable "market rate of rent," notify Landlord and Tenant in writing thereof, and such arbitrator's decision shall be binding on Landlord and Tenant.

                  (vi) If for any reason whatsoever the applicable "market rate of rent" has not been determined by the commencement of the Extension Term, the average of (a) the "market rate of rent" (and terms of payment) as proposed by Landlord and (b) the "market rate of rent"
         (and terms of payment) as proposed by Tenant, shall be utilized as the rate of rent until such time as the final "market rate of rent" has been conclusively determined (at which time, (x) if Landlord's submitted "market rate of rent" is selected, Tenant shall promptly pay Landlord the excess amount due, if any, for the period during which the "average" market rate of base rent was utilized or (y) if Tenant's submitted "market rate of rent" is selected, Landlord shall credit against rent next coming due the excess amount paid by Tenant, if any, for the period during which the "average" market rate of rent was utilized).

                  (2) Tenant shall have no further options to extend the Term of this Lease beyond the expiration date of the Second Extension Term.

                  (3) Landlord shall not be obligated to perform any leasehold improvement work in the Premises or give Tenant any allowance for any such work or any other purposes during or for an Extension Term, except as to any allowance which may be specifically included in the determination of the market rate of rent.

                  (4) Except for the rate of Rent and except as otherwise provided herein, all of the terms and provisions of this Lease shall remain the same and in full force and effect during each Extension Term.

         D.   Amendment. If Tenant exercises an Extension Option, Landlord and
              ---------
Tenant shall execute and deliver an amendment to this Lease reflecting the lease of the Premises by Landlord to Tenant for the Extension Term on the terms provided above, which amendment shall be executed and delivered promptly after Tenant exercises the Extension Option.

         E.   Termination. Each Extension Option shall automatically terminate
              -----------
and become null and void upon the earlier to occur of (1) the expiration or termination of this Lease, (2) the termination of Tenant's right to possession of all of the Premises, (3) the assignment of this Lease by Tenant (other than to an Affiliate), (4) the sublease by Tenant (other than to an Affiliate) of all or more than 40% of the rentable area of the Premises, in the aggregate with all other space then sublet (other than to an Affiliate), or (5) the failure of Tenant to timely or properly exercise the Extension Option.

         30.  CONTRACTION OPTION.

         A.   Contraction Option. Tenant shall have one option (the "Contraction
              ------------------
Option") to terminate this Lease with respect to one contiguous portion of the Premises (the "Contraction Space") to be designated by Tenant (not to exceed (i) 25% of the rentable area of the Premises, if the Premises is greater than 250,000 rentable square feet or (ii) 20% of the rentable area of the Premises, if the Premises is equal to or less than 250,000 rentable square feet) (not including any ROSO Space [as hereinafter defined]), but which portion must be in increments of whole floors (except for the highest or lowest floor, if the portion of the Premises on such floor does not consist of the whole floor) and must start with either the highest or lowest whole floors then leased by Tenant. If Tenant exercises the Contraction Option, this Lease shall terminate, pro
                                                                        ---
tanto, with respect to the Contraction Space effective as of the last day of the
-----
fifth Lease Year (the "Contraction Date").

         B.   Exercise of Contraction Option. The Contraction Option is granted
              ------------------------------
subject to satisfaction of the following terms and conditions:

              (i) Tenant gives Landlord a written notice of Tenant's election to exercise the Contraction Option, which notice shall (a) designate the actual Contraction Space and (b) be given not later than one year prior to the Contraction Date;

                (ii) Tenant is not in Default under this Lease either on the date Tenant exercises the Contraction Option or on the Contraction Date;

                (iii) Tenant pays to Landlord a cash lease termination fee (the "Contraction Fee") in an amount equal to the sum of:

                      (I) three multiplied by the monthly Base Rent and Adjustment Rent otherwise scheduled to be due and payable for the Contraction Space during the month in which the fifth anniversary of the Commencement Date occurs, plus

                      (II) the unamortized amount as of the Contraction Date of the sum of the following costs relating to the Contraction
                Space:

                            (1) all brokerage commissions paid or incurred by Landlord, plus

                            (2) all rent abatements, cash allowances and other economic concessions (not including the costs of constructing the base Building or the costs of the Generator or the Cafeteria) provided by Landlord to Tenant, plus

                            (3) the costs of all tenant improvement work (and all architectural fees associated therewith) paid or incurred by Landlord,

                which costs shall be amortized, with interest at 9.5% per annum, on a straight-line basis over the initial Term of this Lease. If the Contraction Space is part of a larger space that was leased at the same time, then the "costs relating to the Contraction Space" shall mean the pro rata share of such total costs based upon the ratio that the rentable area of the Contraction Space bears to the rentable area of the total larger space.

         One-half of the Contraction Fee shall be due and payable not later than three months prior to the Contraction Date and the balance of the Contraction Fee shall be due and payable on or before the Contraction Date.

         C.     Terms.  If Tenant exercises the Contraction Option:
                -----

                (i)   This Lease shall terminate pro tanto with respect to the
                                                 ---------
         Contraction Space effective as of the Contraction Date and Rent for the Contraction Space shall be paid through and apportioned as of the Contraction Date;

                (ii) Tenant shall surrender and vacate the Contraction Space and deliver possession thereof to Landlord on or before the Contraction Date in the condition required under Section 15;

              (iii) Neither Landlord nor Tenant shall have any rights, estates, liabilities or obligations under this Lease with respect to the Contraction Space for the period first accruing after the Contraction Date, except those which, pursuant to this Lease, are expressly intended to survive the expiration or termination of this Lease; and

              (iv) This Lease shall continue in full force and effect with respect to the entire remaining portion of the Premises (other than the Contraction Space) for the balance of the Term. Effective as of the day immediately following the Contraction Date, the Base Rent and Adjustment Rent payable under this Lease shall be reduced by the amount of Base Rent and Adjustment Rent which would otherwise have been payable under this Lease for the Contraction Space (Parking Deck Rent attributable to the construction or addition to the parking deck, as described in Section 26C, and additional rent attributable to the Additional Allowance described in the Work Letter Agreement shall not be reduced on account of Tenant's exercise of the Contraction Option).

         D.   Amendment. If Tenant exercises the Contraction Option, Landlord
              ---------
and Tenant shall enter into an amendment to this Lease reflecting the termination of this Lease, pro tanto, with respect to the Contraction Space, upon the terms set forth herein, which amendment shall be executed and delivered promptly after Tenant exercises the Contraction Option.

         E.   Termination. The Contraction Option shall automatically terminate
              -----------
and become null and void upon the earlier to occur of (1) the termination of Tenant's right to possession of all of the Premises, (2) the assignment of this Lease by Tenant (other than to an Affiliate), (3) the failure of Tenant to timely or properly exercise the Contraction Option, or (4) if, within two years of the Contraction Date, Tenant has exercised a Right of First Refusal or the Right of Second Opportunity (as hereinafter defined).

         31.  TERMINATION OPTION.

         A.   Termination Option. Tenant shall have an option (the "Termination
              ------------------
Option") to terminate this Lease with respect to the entire Premises effective as of the last day of the seventh Lease Year (the "Termination Date"). The Termination Option is granted subject to the following terms and conditions:

                     (1) Tenant gives Landlord written notice of Tenant's
              election to exercise the Termination Option not later than 18 months prior to the Termination Date;

                     (2) Tenant is not in Default under this Lease, either on
              the date that Tenant exercises the Termination Option on the Termination Date; and

                     (3) Tenant pays to Landlord a cash lease termination fee
              (the "Termination Fee") in an amount equal to the sum of:

                              (i) the product of $28.75 multiplied by the rentable area of the initial Premises, plus

                              (ii) the unamortized amount as of the Termination Date of the sum of the following costs relating to all space leased by Tenant other than the initial Premises (e.g., the Expansion Space, the ROFR Space and the ROSO Space):

                                    (a)  all brokerage commissions paid or
                              incurred by Landlord, plus

                                    (b)  all rent abatements, cash allowances
                              and other economic concessions (not including the costs of constructing the base Building or the costs of the Generator or the Cafeteria) provided by Landlord to Tenant, plus

                                    (c)  the costs of all tenant improvement
                              work (and all architectural fees associated therewith) paid or incurred by Landlord,

                       which costs shall be amortized, with interest at 9.5% per annum, on a straight-line basis over the initial lease term of such space, plus

                              (iii) the unamortized amount as of the
                       Termination Date of all costs to be borne by Tenant as Parking Deck Rent pursuant to Section 26C relating to the construction of the parking deck or the addition to an existing parking deck, which costs shall be amortized, with interest at 9.5% per annum, on a straight-line basis over the period commencing on the date such costs are disbursed and expiring on the scheduled Expiration Date (absent the exercise of the Termination Option), plus

                              (iv)  the entire unpaid principal balance of
                       the Additional Allowance and all accrued and unpaid interest thereon.

               One-half of the Termination Fee shall be due and payable not later than three months prior to the Termination Date and the balance of the Termination Fee shall be payable on or before the Termination Date.

         B.    Terms. If Tenant timely and properly exercises the Termination
               -----
Option: (1) all Rent payable under this Lease for the portion of the Premises so terminated shall be paid through and apportioned as of the Termination Date (in addition to payment of the Termination Fee), (2) neither party shall have any rights, estates, liabilities or obligations under this Lease for the period accruing after the Termination Date, except those which, by the provisions of this Lease, are intended to survive the expiration or termination of the Term of this Lease, and (3) Landlord and Tenant shall promptly enter into a written agreement reflecting the termination of this Lease upon the terms provided for herein.

     C.  Termination. The Termination Option shall automatically terminate and
         -----------
become null and void upon the earlier to occur of (1) the termination of Tenant's right to possession of all of the Premises or (2) the failure of Tenant to timely or properly exercise the Termination Option.

     32. RIGHT OF SECOND OPPORTUNITY IN ADJACENT BUILDING.

     A.  ROSO Space. For purposes of this Lease, the "ROSO Space" shall mean
         ----------
the entire sixth floor and seventh floor of the building located at 1500 McConnor Parkway, Schaumburg, Illinois (the "Phase I Building"). The rights set forth in this Section 32 shall be null and void if at any time (and at all times thereafter) the record owner of the Building is different than the record owner of the Phase I Building. Tenant acknowledges that there may be a change in such record ownership at any time.

     B.  Right of Second Opportunity. Subject to any rights in favor of any
         ---------------------------
tenant in the Phase I Building (or its successors or assigns), and excluding any lease to Ariba, Inc. or any affiliate thereof, with respect to the first lease which Landlord hereafter intends to enter into with a third-party tenant for either (i) all or any portion of the ROSO Space, or (ii) all or any portion of the ROSO Space plus any other space in the Phase I Building (for purposes hereof, any such other space shall be deemed to be part of the ROSO Space), and which has a lease term commencing at any time prior to the date that is two years prior to the Expiration Date (taking into account exercised Extension Options [as hereinafter defined]) (but excluding any new or renewal lease with any then existing tenant of all or any portion of the ROSO Space, whether pursuant to an option or right in such tenant's lease or pursuant to new negotiations between Landlord and such tenant, and excluding any lease expansion with any then existing tenant of any portion of the ROSO space pursuant to an option or right then existing in such tenant's lease), Landlord shall give Tenant written notice of such intent ("Landlord's ROSO Notice") prior to Landlord entering into such lease. Landlord's ROSO Notice shall specify (i) the location and rentable area of the portion of the ROSO Space which Landlord desires to lease (which is henceforth referred to as the "Actual ROSO Space"),
(ii) the proposed commencement date of the lease term for the Actual ROSO Space,
(iii) the annual rate of base rent per square foot of rentable area which Landlord desires to charge for the Actual ROSO Space, (iv) the amount of all rent adjustments which Landlord desires to charge for the Actual ROSO Space, including, without limitation, fixed and/or indexed rent adjustments and rent adjustments for Expenses and Taxes for the Phase I Building, and (v) the tenant concessions (e.g., rent abatements and tenant improvement allowances), if any, which Landlord would be willing to provide to lease the Actual ROSO Space. Items
(iii) through (v) in the preceding sentence shall be quoted by Landlord in Landlord's Notice for a hypothetical lease having a lease term which would expire on the Expiration Date of the Term. Tenant shall thereupon have the right (a "Right of Second Opportunity") to lease all, but not less than all, of the Actual ROSO Space, subject to the following terms and conditions:

        (1) Tenant gives Landlord a written notice of its election to exercise the Right of Second Opportunity within five business days after Landlord gives Tenant Landlord's ROSO Notice;

        (2) Tenant gives Landlord, concurrently with Tenant's exercise of the Right of Second Opportunity, current financial statements of Tenant (which may be consolidated so long as Landlord can reasonably derive specific financial information about Tenant) evidencing to Landlord's reasonable satisfaction a net worth in excess of $100 Million Dollars;

        (3) Tenant is not in Default under this Lease, either on the date Tenant exercises the Right of First Opportunity or on the proposed commencement date of the lease term for the Actual ROSO Space, and this Lease is in full force and effect both on the date Tenant exercises the Right of First Opportunity and on the proposed commencement date of the lease term for the Actual ROSO Space; and

        (4) No tenant in the Phase I Building has exercised its right or option upon the Actual ROSO Space.

If Tenant does not timely or properly exercise the Right of Second Opportunity, Landlord may at any time thereafter lease the Actual ROSO Space to any third-party tenant on such terms and provisions as Landlord may elect (provided the economic terms of such lease to such third-party tenant shall not be less than 95% of the economic terms offered to Tenant) , without any further rights of Tenant to lease such space.

     C. Terms. If Tenant exercises the Right of Second Opportunity, the
        -----
following terms and provisions shall apply:

        (1) Landlord shall lease the Actual ROSO Space to Tenant for a lease term commencing on the availability date specified in Landlord's ROSO Notice and expiring on the Expiration Date of the Term. In no event shall Landlord be liable to Tenant if Landlord is unable to deliver possession of the Actual ROSO Space on the availability date specified in Landlord's ROSO Notice for causes outside Landlord's reasonable control (including, without limitation, the failure of any existing tenant in such Actual ROSO Space to timely vacate its premises [provided Landlord shall use commercially reasonable, customary efforts to cause such tenant to vacate its premises]). If Landlord is unable to deliver possession of the Actual ROSO Space to Tenant by the specified availability date, then the commencement date of the lease term of the Actual ROSO Space shall be deferred until Landlord can deliver possession of the Actual ROSO Space to Tenant.

        (2) The Base Rent and Rent Adjustment payable for the Actual ROSO Space shall be as set forth in Landlord's ROSO Notice.

        (3) Tenant shall not be entitled to any rental abatement for the Actual ROSO Space, except as otherwise set forth in Landlord's ROSO Notice (to be prorated as provided in clause (4) below, if applicable).

        (4) Tenant shall accept the Actual ROSO Space in an "as-is", "where-is" condition, without any agreement, representation, credit or allowance from Landlord with respect to the improvement or condition thereof, except that Landlord shall provide Tenant with a tenant improvement allowance (and other economic concessions) equal to the amount stated in Landlord's ROSO Notice, provided that if the expiration date stated in Landlord's ROSO Notice is different than the Expiration Date, then such tenant improvement allowance (and other economic concessions) stated in Landlord's ROSO Notice will be prorated to reflect such difference (e.g., if the lease term stated in Landlord's ROSO Notice is longer than Tenant's scheduled lease term of the Actual ROSO Space, the tenant improvement allowance stated in Landlord's ROSO Notice shall be decreased proportionately based upon the number of months in the lease term stated in Landlord's ROSO Notice and the number of months in the scheduled lease term). Any such tenant improvement allowance shall be used only for improvements to the Actual ROSO Space and the balance of the Premises (provided up to $10.00 per rentable square foot of the Actual ROSO Space may be used as a credit against Rent coming due) and Landlord and Tenant agree to execute a Work Letter Agreement with respect to such improvements in a form similar to the form attached hereto as Exhibit C.

        (5) All of the terms and provisions of this Lease shall apply with respect to the Actual ROSO Space, except as the same may be inconsistent with the provisions of this Section 32.

     D. Amendment or New Lease. If Tenant exercises the Right of Second
        ----------------------
Opportunity, Landlord and Tenant shall promptly execute and deliver an amendment to this Lease (or, at Landlord's option, a new, separate lease, similar to this Lease in all material respects but (i) conformed to the Phase I Building (including containing the standard provisions then contained in leases at the Phase I Building regarding tenants' parking rights [such as limiting the parking rights of the occupants of the Actual ROSO Space to 4.0 per 1,000 rentable square feet of area of the Actual ROSO Space]), (ii) designating as the "Premises" only the Actual ROSO Space and (iii) not containing Sections 26 through 38 of this Lease) reflecting the lease of the Actual ROSO Space by Landlord to Tenant on the terms herein provided.

     E. Termination. The Right of Second Opportunity shall automatically
        -----------
terminate and become null and void upon the earlier to occur of (1) the expiration or termination of this Lease, (2) the termination by Landlord of Tenant's right to possession of all of the Premises, (3) the assignment of this Lease by Tenant (other than to an Affiliate), (4) the sublease by Tenant of more than 40% of the Premises (other than to an Affiliate), (5) the failure of Tenant to timely or properly exercise the Right of Second Opportunity, (6) Tenant's exercise of the Contraction Option or (7) the separation of the record ownership of the Building and the Phase I Building.

     33. RIGHTS OF REFUSAL TO PURCHASE BUILDING. Before Landlord makes or accepts an offer set forth in a letter of intent to sell the Building to a third party, Landlord shall offer to sell the Building to Tenant on such terms. If Tenant does not accept such offer from Landlord within ten business days after its submission, Landlord may thereafter sell the Building to any third party on terms acceptable to Landlord (which shall be similar to those contained in the offer submitted to Tenant, provided that the net purchase price to be paid by such third party [after taking into account all credits, prorations and concessions] is not less than 95% of the purchase price set forth in the offer submitted to Tenant and the non-economic terms offered to such third party are not more favorable in any material respect than those set forth in the offer submitted to Tenant). If the offer set forth in the letter of intent is to sell the Building with other property (such as, without limitation, the Phase I Building), then the foregoing provisions shall apply, provided (1) Tenant's right to purchase the Building shall be subject and subordinate to the prior right of TCI Great Lakes, Inc., its successors and assigns ("TCI"), to purchase the Building, (2) if TCI does not exercise its right to purchase the Building, Landlord's offer to Tenant shall include both the Building and such other property (and Tenant will not have the option of buying only the Building or only the other property), and (3) Tenant shall instead have seven business days to accept such offer.

     34. SIGNAGE. Landlord shall provide building standard signage identifying Tenant in the lobby of the Building and in the elevator lobby on each floor occupied by Tenant and shall designate Tenant in the building directory. Landlord hereby grants to Tenant the exclusive right during the Term of this Lease, subject to the terms and conditions of this Section 34, to have signage on the exterior parapet of the Building. Upon Tenant's written request (including a detailed depiction of the desired graphics), Landlord shall install, at Tenant's expense, signage on the exterior parapet of the Building. Landlord shall also install one monument sign in front of the Building exclusively identifying Tenant. If Landlord installs additional monument signs to be shared among tenants, Tenant shall be entitled to the most prominent signage. The design of all signage designating Tenant shall be subject to Landlord's reasonable approval and shall be in accordance with Tenant's corporate standards. Furthermore, Tenant's right to have such exterior parapet signage and monument signage is conditioned upon Tenant obtaining all required governmental approvals and such signage complying with the Declaration. Landlord acknowledges and agrees that Tenant may seek to install the maximum allowable parapet signage at the Building. Tenant's right to have such signage on the Building and any monuments is further conditioned upon Tenant and/or any Affiliate of Tenant occupying and conducting business from at least 50% of the rentable area in the Building. Landlord shall maintain all such signage. Upon the expiration or termination of the Term, Landlord, shall remove Tenant's signs designating Tenant. Nothing in this Lease confers or grants to Landlord any right to use or interest in the name "Zurich" (except as provided in this Section 34) or Tenant's logo or trademarks. The costs of designing, fabricating, installing, maintaining and removing the lobby signage, the parapet signage and the exclusive monument signage designating Tenant described herein shall be borne by Tenant and paid to Landlord within 30 days after being billed therefore (or paid from the Allowance). Landlord shall be responsible for the costs for designing, fabricating, installing, maintaining and removing the building standard signage in the elevator lobbies and any signage on a shared monument sign.

     35. ENVIRONMENTAL PROTECTION.

     A. Landlord's Environmental Protection. Tenant, on behalf of itself, its
        -----------------------------------
agents, employees, subtenants, assigns, contractors and subcontractors, shall not cause or permit to occur (excluding acts of Landlord, other tenants of the Building and their respective agents, employees and contractors or anyone else not under the direct control of Tenant):

        (i) any violation of any federal, state or local law, ordinance or regulation related to environmental conditions in or about the Building, including, but not limited to, improvements or alterations made to the Premises at any time by Tenant, its agents or contractors, or

        (ii) the use, generation, release, manufacture, refining, production, processing, storage or disposal of any "Hazardous Substances" (as hereinafter defined) in or about the Building, or the transportation to or from the Building of any Hazardous Substances (save and except reasonable quantities of normal office products such as cleaners, solvents, toners, all of which shall be stored and used by Tenant, at its expense, in compliance with all applicable laws).

Tenant, on behalf of itself, its agents, employees, subtenants, assigns, contractors and subcontractors, at its expense, shall comply with each federal, state and local law, ordinance and regulation related to environmental conditions in or about the Premises or Tenant's use of the Premises, including, without limitation, all reporting requirements and the performance of any cleanups required by any governmental authorities. Tenant shall indemnify, defend and hold harmless Landlord and its employees from and against all fines imposed by governmental entities and reasonable clean-up and response costs (including reasonable attorneys' and consultants' fees) asserted against or sustained by any such person or entity and arising out of or in any way connected with a breach of this Section 32 by Tenant, which obligations shall survive the expiration or termination of this Lease.

     B. Tenant's Environmental Protection. Landlord, on behalf of itself, its
        ---------------------------------
agents, employees, contractors and subcontractors, shall not cause or permit to occur (excluding acts of Tenant, other tenants of the Building and their respective agents, employees and contractors or anyone else not under the direct control of Landlord):

        (i) any violation of any federal, state or local law, ordinance or regulation related to environmental conditions in or about the Building, including, but not limited to, improvements or alterations made to the Building at any time by Landlord, its agents or contractors, or

        (ii) the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances in or about the Building, or the transportation to or from the Building of any Hazardous Substances (save and except reasonable quantities of normal cleaning and janitorial products, sanitary sewage and solid wastes, all of which shall be stored, disposed and used by Landlord in compliance with all applicable laws).

Landlord, on behalf of itself, its agents, employees, contractors and subcontractors, shall comply with each federal, state and local law, ordinance and regulation related to environmental conditions in or about the Building, including, without limitation, all reporting requirements and the performance of any cleanups required by any governmental authorities. Landlord shall indemnify, defend and hold harmless Tenant and its employees from and against all fines imposed by governmental entities and reasonable clean-up and response costs (including reasonable attorneys' and consultant's fees) asserted against or sustained by any such person or entity and arising out of or in any way connected with a breach of this Section 35 by Landlord, which obligations shall survive the expiration or termination of this Lease.

     C.  Hazardous Substances. As used in this Section 32, "Hazardous
         --------------------
Substances" shall include, without limitation, flammables, explosives, radioactive materials, asbestos containing materials (ACMs), polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances, petroleum and petroleum products, chlorofluorocarbons (CFCs), medical wastes and substances declared to be hazardous or toxic under any federal, state or local law, ordinance or regulation.

     36. ROOFTOP COMMUNICATIONS EQUIPMENT. Prior to the Commencement Date, Tenant shall designate a contiguous portion of the roof (not to exceed 75% of the available area of the roof) as "Tenant's Reserved Rooftop Space." Landlord shall not allow any other tenant or occupant to use Tenant's Reserved Rooftop Space without Tenant's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Tenant acknowledges that Landlord may locate equipment serving the Building (including other rentable areas) in Tenant's Reserved Rooftop Space. Tenant may locate and install satellite dishes and antennas on Tenant's Reserved Rooftop Space to serve Tenant's business operations at the Premises, provided that (a) the installation and maintenance of such equipment is in conformity with all applicable zoning provisions, (b) such equipment does not affect the structural integrity of the Building or penetrate the roof membrane and (c) Landlord first approves the size of and specifications for such equipment (which approval shall not be unreasonably withheld, conditioned or delayed), and provided further that the location, installation, operation and maintenance of such equipment shall (i) be subject to and completed in accordance with the terms and conditions of Section 9 of this Lease and with any and all applicable governmental laws, codes, rules, regulations and ordinances in effect from time to time; (ii) in no manner unreasonably interfere with the use of any other communications equipment installed on the roof (Tenant acknowledges that Tenant's right to install such satellite dish or antenna is non-exclusive); and (iii) be designed to make the equipment as aesthetically pleasing as possible so that it does not negatively impact the architectural appeal of the Building. Landlord may from time to time require Tenant to relocate equipment on the roof at Landlord's sole cost and expense. Tenant shall not be obligated to pay any rent for such use of the roof. Tenant must remove all such equipment and restore the Building upon the expiration or termination of the Term. Tenant may not take any action with respect to its use of any space on the Building's rooftop that will violate or diminish any warranty or guarantee of the roof.

     37. CAFETERIA. Landlord shall operate or cause to be operated a cafeteria on the first floor of the Building (the "Cafeteria"), consisting of at least 6,000 square feet, which shall serve breakfast and lunch, Monday through Friday (excluding holidays [as defined in Section 5A]). As provided in Section 3, Landlord shall pay the cost of purchasing and installing the Generator and the costs of improving and equipping the Cafeteria, provided such costs relating to the Generator and the Cafeteria do not exceed, in the aggregate, $380,000 (and if the costs exceed such amount, Tenant shall be responsible for the excess [subject to payment from the Allowance]). All fixtures, furniture and equipment used in the operation and maintenance of the Cafeteria shall be deemed to be the property of Landlord. All commercially reasonable costs and expenses incurred by Landlord in managing, operating and maintaining the Cafeteria shall be included in Expenses. Landlord shall select an independent contractor or tenant to manage, operate and maintain the Cafeteria, subject to Tenant's reasonable approval thereto. If, after the initial opening of the Cafeteria, the operator or tenant of the Cafeteria breaches its operating agreement or such operating agreement expires or terminates, Landlord shall, within 50 days thereafter, install a subsequent operator to resume the operations of the Cafeteria (or such longer period as may be necessary if Landlord, despite reasonable diligence, is unable to locate or install such successor). Landlord shall keep Tenant reasonably apprised of Landlord's progress in locating such successor. So long as Landlord is operating the Cafeteria, Tenant agrees not to operate a food service facility in the Premises for its employees (other than coffee makers and microwave ovens). At Tenant's request, Landlord shall cause the operator or tenant of the cafeteria to cooperate with Tenant in establishing and following a program whereby Tenant subsidizes certain costs for food and beverages to be charged by such operator or tenant to Tenant's employees.

         38.    STORAGE SPACE.

         A.     Storage Space. In addition to the Premises, Tenant hereby leases
                -------------
certain storage space (the "Storage Space") consisting of approximately 10,000 square feet located in the penthouse of the Building. Landlord will provide vinyl flooring, lighting, heat and ventilation and freight elevator service to the Storage Space (and no other services), and only in the quantities, qualities and capacities typically provided for storage spaces in office buildings in the Chicago metropolitan area.

         B.     Storage Space Rent. In addition to all Rent required under the
                ------------------
Lease for the Premises, Tenant shall pay to Landlord as rent for the Storage Space (the "Storage Space Rent") the amount set forth in Exhibit A. Monthly payments of the Storage Space Rent shall be payable at the same time and in the same manner as monthly installments of Base Rent. The Storage Space Rent for an Extension Term, if applicable, shall be equal to the rental rate Landlord is generally charging other tenants in the Building for storage space similar in size and location to the Storage Space. Tenant shall not be obligated to pay Adjustment Rent for the Storage Space.

         C.     Use.  Tenant shall use the Storage Space only for storage of
                ---
normal office equipment and supplies and business records. Tenant shall keep the Storage Space in a neat and orderly condition.


                   [Balance of page intentionally left blank]

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:                                       TENANT:
--------                                        ------

WINDY POINT OF SCHAUMBURG, a                    ZURICH AMERICAN INSURANCE
Delaware  limited liability company             COMPANY, a New York corporation

By:   FRC WINDY POINT L.L.C., an
      Illinois limited liability company, its   By:     /s/ Robert D. Windsor
      managing member                                  -------------------------
                                                Title: Vice President and
      By:      /s/ Steven D. FiField                   -------------------------
         ------------------------------------           Secretary
      Title:   Managing Member                         -------------------------
            ---------------------------------

                                    EXHIBIT A

                           DETERMINATION OF BASE RENT


     The Base Rent for the initial Premises during the initial Term shall equal the product of (i) the rentable area of the initial Premises, in square feet, multiplied by the Rental Rate then in effect. The "Rental Rate" is set forth in the following schedules based upon whether Tenant has elected to lease the entire Building in accordance with Section 1B.

     If Tenant leases the entire Building in accordance with Section 1B:
     ------------------------------------------------------------------

            Lease Year                                     Annual Rental Rate
            ----------                                     ------------------
                 1                                              $16.97
                 2                                               17.48
                 3                                               18.00
                 4                                               18.54
                 5                                               19.10
                 6                                               19.67
                 7                                               20.26
                 8                                               20.87
                 9                                               21.50
                10                                               22.14



     If Tenant does not lease the entire Building in accordance with Section 1B:
     --------------------------------------------------------------------------

            Lease Year                                     Annual Rental Rate
            ----------                                     ------------------
                 1                                              $17.05
                 2                                               17.56
                 3                                               18.09
                 4                                               18.63
                 5                                               19.19
                 6                                               19.77
                 7                                               20.36
                 8                                               20.97
                 9                                               21.60
                10                                               22.25

     The Storage Space Rent for the Storage Space shall equal the product of (i) the area of the Storage Space, in square feet, multiplied by (ii) the "Storage Space Rental Rate" set forth below:


            Lease Year                      Annual Storage Space Rental Rate
            ----------                      --------------------------------
                 1                                      $5.00
                 2                                       5.15
                 3                                       5.30
                 4                                       5.46
                 5                                       5.63
                 6                                       5.80
                 7                                       5.97
                 8                                       6.15
                 9                                       6.33
                10                                       6.52



        The Base Rent for any ROFR Space or ROSO Space, or for the Premises during an Extension Term, shall be determined as set forth in the Lease with respect to such space or portion of the Term.

                                      A-2